Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Dex Liquidating Co. (f/k/a Dextera Surgical Inc.), [1] Debtor	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 17-12913 (KJC) Re: Docket Nos. 421, 422, 464

ORDER CONFIRMING DEBTOR’S FIRST
AMENDED CHAPTER 11 PLAN OF LIQUIDATION

This matter comes before this Court on the request of the above-captioned debtor and debtor-in-possession to confirm the Debtor’s First Amended Chapter 11 Plan of Liquidation, dated August 27, 2018 [D.I. 421] (the “Plan”), a copy of which is attached hereto as Exhibit “A.” 2

On the Petition Date, the Debtor commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code. Venue in the District of Delaware was proper as of the Petition Date pursuant to 28 U.S.C. §§1409 and 1409 and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. §157(b)(2). This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. §1334. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

[1]	The last four digits of the Debtor’s federal identification number are 7832. The Debtor’s address is 7 West 41st Avenue ‑ # 25, San Mateo, CA 94403.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

This Court has (i) reviewed the Declaration of Paul Deutch Regarding Analysis of Ballots for Accepting or Rejecting the Debtor’s Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code on file with this Court [D.I. No. 506] (the “Voting Declaration”), (ii) reviewed the pleadings, declarations, including the Declaration of Matthew S. English in Support of Confirmation of the Debtor’s First Amended Chapter 11 Plan of Liquidation on file with this Court [D.I. No. 507] (the “English Declaration” and, together with the Voting Declaration, the “Declarations”), and affidavits submitted in support of confirmation of the Plan and (iii) taken judicial notice of the pleadings, orders and proceedings in the Chapter 11 Case which demonstrate that due, adequate and sufficient notice of the Disclosure Statement, Plan, Confirmation Hearing and all deadlines for voting on or filing objections to the Plan was given to all known holders of Claims or Interests in compliance with the Bankruptcy Code, the Bankruptcy Rules and this Court’s Order (I) Approving the Disclosure Statement; (II) Approving Solicitation and Voting Procedures, Including (A) Fixing Record Date, (B) Approving Solicitation Packages and Procedures for Distribution, (C) Approving Form of Ballots and Establishing Procedures for Voting and (D) Approving Procedures for Vote Tabulation; (III) Scheduling a Confirmation Hearing and Establishing Notice and Objection Procedures and (IV) Granting Related Relief [D.I. 3169] (the “Voting Procedures Order”), and that no other or further notice is or shall be required.

And upon the Court’s FINDINGS that:

A.     Compliance with the Bankruptcy Code. Based on the facts set forth in the Declarations and all the proceedings held and pleadings filed in this case, the Debtor has complied with the Bankruptcy Code and the Solicitation Procedures Order in accordance with sections 1129(a)(1) and 1129(a)(2) of the Bankruptcy Code.

B.     Plan Proposed in Good Faith. The Debtor has proposed the Plan in good faith and not by any means forbidden by law, and the Debtor and its officers and directors have acted in good faith in the formulation of the Plan, as required by section 1129(a)(3) of the Bankruptcy Code.

C.     Payments for Services or Costs and Expenses. The requirements of section 1129(a)(4) of the Bankruptcy Code are met in this case, as all fees incurred in the Chapter 11 Case have been or will be fully disclosed and subject to Court approval. In addition, the Plan provides for the Court’s retention of jurisdiction to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses arising out of or related to the Chapter 11 Case.

D.     Directors, Officers and Insiders. Sections 1129(a)(5)(A)(i) and (ii) of the Bankruptcy Code, which require the Debtor to disclose the “identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor,” and which require a finding that “the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy[,]” have been satisfied. The Plan provides for the Debtor’s current directors to continue in such capacity post-Effective Date and for Matthew English to serve as the Debtor’s Representative post-Effective Date. The current members of the Board and Matthew English have critical institutional knowledge regarding the Debtor, the Sale and the Aesculap APA that will benefit the Debtor and its stakeholders. Accordingly, the appointment of Julian Nikolchev and Michael Bates as Board members and Matthew English as Debtor’s Representative, to serve post-Effective Date, is in the best interest of the Debtor’s creditors and Interest Holders and serves the public policy of using the bankruptcy process to maximize value for the Debtor’s stakeholders.

E.     No Rate Changes. The requirements of section 1129(a)(6) of the Bankruptcy Code, that a regulatory commission with jurisdiction over the rates charged by a debtor approve any rate change provided for in a chapter 11 plan, are not implicated by the Plan because the Plan does not contain any changes to rates that are established by, approved by, or otherwise subject to, any governmental regulatory commission.

F.     Best Interests of Creditors Test. Section 1129(a)(7) of the Bankruptcy Code – which requires that each Holder of a Claim or Interest in an Impaired Class must either accept the Plan or receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that the claimant would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code – has been satisfied. Classes 1, 2 and 3 are unimpaired by the Plan. Based upon the Voting Declaration, Classes 4 and 5 under the Plan, which are Impaired, voted to accept the Plan. Even if one or both of Class 4 and/or Class 5 did not vote to accept the Plan, the Holders of Interests in each such Class will receive or retain under the Plan the right to receive any funds remaining after payment in full of the Holders of Claims; this amount, if any, will be no less than the Holders of Interests in Class 4 and Class 5 would receive if the Debtor had been liquidated under Chapter 7 of the Bankruptcy Code. While Holders of Interests in Classes 6, 7 and 8 under the Plan are receiving no distribution and are deemed to not accept the Plan, these Interest Holders would not receive any distribution if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code. Accordingly, section 1129(a)(7) of the Bankruptcy Code has been satisfied.

G.     Acceptance of the Plan by Each Impaired Class. Section 1129(a)(8) of the Bankruptcy Code requires, subject to the exceptions contained in section 1129(b) of the Bankruptcy Code, that each class of Claims and Interests either (i) have accepted the Plan or (ii) not be impaired under the Plan.  Section 1129(a)(10) of the Bankruptcy Code further requires that if a Class of Claims is impaired under the Plan, at least one class of Impaired Claims must have voted to accept the Plan, which determination does not include acceptances of the Plan by any insider.  No Class of Claims is impaired under the Plan, so section 1129(a)(10) of the Bankruptcy Code is not implicated by the Plan.  Of those Classes of Interests that are Impaired by the Plan, Classes 4 and 5 have voted to accept the Plan.

H.     Based on the Declarations, Class 4, which is Impaired under the Plan, validly voted to accept the Plan as a result of the Debtor’s exercise of its discretion to cure any ballot defaults and extend the Voting Deadline (as defined in the Voting Procedures Order) with respect to Class 4 Ballots received from two directors of the Debtor and the Debtor’s former Chief Financial Officer. If these Class 4 Ballots were not counted, the Plan would satisfy the requirements of section 1129(b) of the Bankruptcy Code because it does not discriminate unfairly, and is fair and equitable, with respect to Class 4, as is required by section 1129(b) of the Bankruptcy Code, which applies to the extent section 1129(a)(8) is not satisfied with respect to a class. The Series B Convertible Preferred Stock held by Holders of Class 4 Interests provides for, upon any liquidation, dissolution, or winding up of the Debtor, pari passu distributions among the Holders of shares of Series B Preferred Stock and the Holders of shares of Common Stock of the Debtor, pro rata based on the number of shares held by each Holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the formula set forth in the Plan. This conversion is deemed to occur under the Plan, which also provides for the contractually required pari passu distributions. Accordingly, even if the Court had concluded that Class 4 did not vote to accept the Plan, the Plan would still satisfy the requirements of section 1129(b)(2)(C)(i) of the Bankruptcy Code with respect to Class 4 because the Holders of Series B Preferred Stock are not entitled to any fixed liquidation preference or fixed redemption price, and the Plan provides for each Holder of an Interest in Class 4 to receive property (deemed Common Stock of the Debtor and then a pro rata share of available funds) of a value, as of the Plan’s Effective Date, equal to the value of such Interest. Moreover, following the deemed conversion of Class 4 Interests to Class 5 Common Stock, no holders of an interest junior to Class 4 Interests are receiving or retaining any property under the Plan, as is required by section 1129(b)(2)(C)(iii) of the Bankruptcy Code.

I.     With respect to Classes 6, 7 and 8, which are Impaired and deemed not to accept the Plan, the requirements of section 1129(b) of the Bankruptcy Code are satisfied because the Interests in each of these Classes were convertible, under certain circumstances, into the Debtor’s Common Stock.  Because such Interests were not actually converted, the Holders of such Interests are not entitled to any distribution from the Debtor, the Plan does not discriminate against such Holders, and the treatment of such Interests is fair and equitable under the circumstances.

J.     Treatment of Administrative and Tax Claims. The requirements of section 1129(a)(9) of the Bankruptcy Code have been satisfied because Article III of the Plan provides for payment of such Claims as soon as practicable after the Effective Date or after such a Claim becomes Allowed.

K.     Feasibility. Section 1129(a)(11) of the Bankruptcy Code, which requires that confirmation of the Plan not likely be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the plan, has been satisfied because the Plan is a plan of liquidation. Additionally, it appears that the Debtor will be able to make all distributions under and comply with the provisions of the Plan.

L.     Payment of Fees. The Plan satisfies section 1129(a)(12) of the Bankruptcy Code because all fees payable through the Effective Date pursuant to 28 U.S.C. §1930 will be paid by the Debtor on or as soon as practicable after the Effective Date.

M.     Continuation of Retiree Benefits. Section 1129(a)(13) of the Bankruptcy Code, which requires that a plan provide for the “continuation after the effective date of payment of all retiree benefits . . . for the duration of the period the debtor has obligated itself to provide such benefits[,]” is not implicated in this case because the Debtor does not have any retiree payment obligations.

N.     Only One Plan. Other than the Plan (including previous versions thereof), no other plan has been filed in this Chapter 11 Case. Accordingly the requirements of section 1129(c) of the Bankruptcy Code are met.

After due deliberation and sufficient cause appearing therefor, IT IS HEREBY ORDERED THAT:

I.     General Decrees and Implementation

1.     The Debtor’s solicitation of acceptances or rejections of the Plan was in compliance with all applicable requirements of Bankruptcy Code sections 1126(b)(1) and 1126(b)(2) and Bankruptcy Rules 3017 and 3018.

2.     The Plan, in the form annexed hereto as Exhibit “A,” satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code and, accordingly, the Plan, and each of its provisions, as may be modified by this Confirmation Order, are hereby CONFIRMED in each and every respect pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including all exhibits thereto, are incorporated by reference into, and are an integral part of, this Confirmation Order and shall be effective and binding as of the Effective Date of the Plan.

3.     The Holders of Claims in Classes 1, 2 and 3 are unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.     The Holders of Interests in Classes 4 and 5 are impaired under the Plan and have voted to accept the Plan in the numbers and amounts required by section 1126(b) of the Bankruptcy Code. Even if the Court had concluded that Class 4 has not voted to accept the Plan, the Plan would satisfy the requirements of section 1129(b) of the Bankruptcy Code because it does not discriminate unfairly, and is fair and equitable, with respect to Class 4, as is required by section 1129(b) of the Bankruptcy Code. The Series B Convertible Preferred Stock held by Holders of Class 4 Interests provides for, upon any liquidation, dissolution, or winding up of the Debtor, pari passu distributions among the Holders of shares of Series B Preferred Stock and the Holders of shares of Common Stock of the Debtor, pro rata based on the number of shares held by each Holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the formula set forth in the Plan. This conversion is deemed to occur under the Plan, which also provides for the contractually required pari passu distributions. Accordingly, even if the Court had concluded that Class 4 did not vote to accept the Plan, the Plan would still satisfy the requirements of section 1129(b)(2)(C)(i) of the Bankruptcy Code with respect to Class 4 because the Holders of Series B Preferred Stock are not entitled to any fixed liquidation preference or fixed redemption price, and the Plan provides for each Holder of an Interest in Class 4 to receive property (deemed Common Stock of the Debtor and then a pro rata share of available funds) of a value, as of the Plan’s Effective Date, equal to the value of such Interest. Moreover, following the deemed conversion of Class 4 Interests to Class 5 Common Stock, no holders of an interest junior to Class 4 Interests are receiving or retaining any property under the Plan, as is required by section 1129(b)(2)(C)(iii) of the Bankruptcy Code.

5.     The Holders of Interests in impaired Classes 6, 7 and 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the foregoing, the Debtor has demonstrated that the Plan does not discriminate unfairly and is fair and equitable with respect to such Classes, in accordance with section 1129(b) of the Bankruptcy Code.

6.     There were no objections to: (A) the solicitation procedures used by the Debtor in connection with acceptances or rejections of the Plan; or (B) confirmation of the Plan.

7.     All objections to the confirmation of the Plan, to the extent not already withdrawn or otherwise resolved, shall be, and hereby are, overruled.

8.     Except as otherwise provided in this Order, all payments made or to be made by the Debtor for services or costs in connection with the Chapter 11 Case, including all administrative expense claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Case, are hereby approved as reasonable.

9.     Nothing in this Order shall in any way affect the provisions of Article VIII(A) of the Plan, which sets forth certain conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing, as more fully provided therein. As set forth in Article VIII(B) of the Plan, if the Effective Date does not timely occur, the Plan shall be null and void in all respects.

10.     If the Effective Date does not occur pursuant to the terms of the Plan, the Debtor shall immediately file a notice that the Effective Date has not occurred.

II.     Certain Matters Relating to the Implementation of the Plan

A.     Certain Corporate Filings; Management of the Debtor

11.     Matthew S. English is authorized and approved to act as the Debtor’s Representative, and Julian Nikolchev and Michael Bates are authorized and approved to act as the members of the Board, as of the occurrence of the Effective Date.

12.     In accordance with and subject to the terms of the Plan, the Debtor’s Representative shall serve in such capacity through the earlier of (i) the date the Debtor is dissolved and final tax returns are filed and (ii) the date such Debtor’s Representative resigns, is terminated by the Board for cause or is otherwise unable to serve.

13.     The Debtor and the Debtor’s Representative are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan or to effectuate, advance or further the purposes thereof.

14.     All matters provided for under the Plan involving any corporate action to be taken by, or required of, the Debtor, shall be deemed to have occurred and shall be effective as provided in the Plan, and shall be authorized and approved in all respects without any requirement for further action by the equity holders or directors of the Debtor.

15.     This Order constitutes all authority, if any, required by the General Corporation Law of the State of Delaware, as applicable, and any other applicable business corporation, trust and other laws, rules or regulations of the applicable governmental units with respect to the implementation and consummation of the Plan.

B.     Vesting of Assets; Continued Corporate Existence

16.     Unless otherwise dealt with under the Plan, a Sale Order or other order of this Court, on the Effective Date, all property of the Debtor’s estate including, without limitation, any minutes and general corporate records of the Debtor, and any books and records relating to the foregoing not otherwise treated by the Plan or a Sale Order, shall vest in the Debtor.

17.     As of the Effective Date, the Debtor, through the Debtor’s Representative, is authorized to convey, transfer and assign any and all property of the Estate and to take all actions necessary to effectuate same.

18.     The Debtor shall continue in existence until dissolved in accordance with applicable State law.

C.     Cancellation of Equity Interests and Dissolution of Debtor

19.     Upon the occurrence of the Effective Date, Class 4, 5, 6, 7, and 8 Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, in accordance with Article V(D) of the Plan. On or promptly after the Effective Date, the Debtor’s Representative may file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor’s publicly traded securities. The Debtor shall be deemed dissolved for all purposes upon and after the filing of a certificate of dissolution or a copy of the Debtor’s application for entry of a final decree with the Secretary of State for the State of Delaware in accordance with Article V(C) of the Plan.

D.     Institution and Maintenance of Legal and Other Proceedings

20.     Subject to the Plan, the Debtor’s Representative shall have the sole authority, subject to the rights and duties of the Board as set forth in the Plan, to (a) file, withdraw or litigate to judgment objections to Claims and subordination actions with respect to Claims, (b) settle or compromise any Disputed Claim or any Claims subject to a subordination action without any further notice to or action, order or approval by the Court and (c) amend the Schedules in accordance with the Bankruptcy Code and the Local Rules.

21.     In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in an order of the Court, the Debtor and the Debtor’s Estate shall retain all of the Preserved Causes of Action set forth in Exhibit “B” to the Plan.

22.     Where the Debtor’s Representative is authorized to compromise and settle an action without further order of the Court, the Debtor’s Representative is authorized to execute all necessary documents to effectuate same, including releases and stipulations of settlement or release, without notice to any party and without further order of the Court but subject to approval of the Board to the extent set forth in Articles V(B)(b) and V(B)(e) of the Plan.

23.     No Person may rely on the absence of a specific reference in the Plan or Disclosure Statement to any Cause of Action against them as any indication that the Debtor will not pursue any and all available Causes of Action against them. The Debtor and its Estate reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan, a Sale Order or other Order of the Court. Unless a Causes of Action against a Person is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, such Cause of Action shall be deemed to be retained by the Debtor for later adjudication and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Cause of Action upon or after the confirmation or consummation of the Plan.

E.     Professional Fee Claim Reserve and Post-Effective Date Reserve

24.     On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Professional Fee Claim Reserve as set forth in the Plan.

25.     On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Post-Effective Date Reserve as set forth in the Plan.

26.     Nothing contained in this Order or in the Plan shall affect the Court’s Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [D.I. No. 229] or the Order Authorizing the Debtor (I) to Retain Arch & Beam Global, LLC to Provide Interim Management Services and Provide the Debtor a Chief Restructuring Officer and Additional Personnel and (II) to Designate Matthew English as the Debtor’s Chief Restructuring Officer, Nunc Pro Tunc to March 19, 2018 [D.I. No. 228], which Orders shall remain in full force and effect for fees incurred and costs expended prior to the occurrence of the Effective Date. The Debtor’s Representative is hereby authorized and directed to comply with both such Orders, including payment of amounts approved or payable thereunder, from the Professional Fee Claims Reserve or as may otherwise be set forth in the Plan.

F.     No Transfer Taxes

27.     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any securities issued, transferred or exchanged under, or the transfer of any other assets or property pursuant to or in connection with, the Plan, or the making or delivery of an instrument of transfer under, or in connection with, the Plan shall not be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

G.     Releases, Injunction and Indemnification

28.     The release, injunction and indemnification provisions set forth in Article X of the Plan are hereby approved.

29.     Releases by Debtor

On the Effective Date, the Debtor, on behalf of itself and its Estate, shall release unconditionally, and hereby is deemed to forever release unconditionally the Debtor’s past and present agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives solely in their respective capacities as such, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtor under the Plan, and the contracts, instruments, releases and other agreements delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, directly or derivatively, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Plan or the Disclosure Statement; provided, however, that notwithstanding the foregoing, nothing contained herein is intended to or shall operate as a release of any claims for willful misconduct or gross negligence, as determined by a Final Order of a court of competent jurisdiction.

30.     Injunction

Except as otherwise provided in the Plan, from and after the Effective Date all Persons who have held, hold or may hold Claims against or Interests in the Debtor are permanently enjoined from taking any of the following actions against the Debtor or its Estate, the Debtor’s property, the Debtor’s Representative and/or the Board or any of its members, on account of any such Claims or Interests: (a) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (b) creating, perfecting or enforcing any lien or encumbrance; (c) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor; (d) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; and (e) taking any action which interferes with the implementation or consummation of the Plan; provided, however, that nothing contained in the Plan shall preclude such Persons from exercising and/or enforcing their rights pursuant to and consistent with the terms of the Plan, the Confirmation Order or a Sale Order.

H.     Exculpation and Limitation of Liability

31.     The following provision is hereby deemed to replace and supersede Article X(G) of the Plan:

Except as otherwise specifically provided in the Plan, the Debtor, the Debtor's past and present Professionals, directors, officers, employees, advisors, attorneys, representatives, financial advisors, investment bankers and agents and any of such parties' successors and assigns, shall not be liable for any claim, action, proceeding, Cause of Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment or Claim (as defined in section 101(5) of the Bankruptcy Code), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise to one another or to any Holder of a Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Chapter 11 Case, negotiation and filing of the Plan or any prior plans, filing the Chapter 11 Case, the pursuit of confirmation of the Plan or any prior plans, any Sale Order, or the property to be liquidated and/or distributed under the Plan, except for willful misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

I.     Continuation of Prior Stays and Injunctions

32.     All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Case, whether pursuant to sections 105 and 362 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other applicable law, shall remain in full force and effect.

J.     Executory Contracts

(i)     Assumption/Rejection

33.     Notwithstanding anything to the contrary set forth in the Plan, in accordance with section 1123(b)(2) of the Bankruptcy Code, this Order shall constitute an order under section 365 of the Bankruptcy Code, rejecting, as of and subject to the occurrence of the Effective Date, any pre-petition executory contract and unexpired lease to which the Debtor is a party, unless such contract or lease (i) was previously assumed, assumed and assigned, or rejected by the Debtor, (ii) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (iii) is the subject of a pending motion to assume, assume and assign or reject on the Confirmation Date or (iv) is assumed pursuant to Article VII(C) of the Plan. Any executory contract or unexpired lease set forth on Exhibit “C” to the Disclosure Statement is hereby assumed pursuant to section 365 of the Bankruptcy Code.

(ii)     Rejection Bar Date

34.     With respect to executory contracts and unexpired leases that are deemed rejected as a result of the Plan and this Confirmation Order, the effective date of such rejection shall be deemed to be the Effective Date and any Claim for rejection damages shall be filed no later than thirty (30) days after service of notice of the Effective Date.

K.     Professional Fee Claim Bar Date

35.     All final requests for payment of Professional Fee Claims must be filed no later than forty-five (45) days after the Effective Date.

36.     Objections, if any, to Final Fee Applications must be filed and served on the Debtor, their counsel, the requesting Professional and the U.S. Trustee no later than thirty (30) days from the date on which each such Final Fee Application is served and filed.

37.     After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed Amounts of such Professional Fee Claims shall be determined by the Court and shall be paid as set forth in Article III(A)(1) of the Plan.

L.     Administrative Claim Bar Date

38.     Unless otherwise provided in the Plan, all requests for payment of an Administrative Claim, other than Claims arising under 28 U.S.C. §1930 and Administrative Claims described in section 503(b)(1)(B) or (C) of the Bankruptcy Code, must be filed with the Court and served on counsel for the Debtor’s Representative no later than thirty (30) days from and after the Effective Date of the Plan.

39.     Unless the Debtor or any other party in interest objects to a request for payment of an Administrative Claim within forty-five (45) days from and after the Administrative Claims Bar Date or such later date as shall be extended by order of this Court, the applicable Administrative Claim shall be deemed Allowed in the amount requested. If the Debtor or any other party in interest does object to an Administrative Claim, this Court shall determine the Allowed Amount of such Administrative Claim, if any.

40.     Notwithstanding the above or anything to the contrary contained in the Plan, any Administrative Claim of Aesculap arising from or related to the Aesculap APA, the Aesculap Escrow Agreement and/or any document executed in connection therewith, shall be payable solely from the Aesculap Escrow, to the extent provided in, and subject to the terms of, the Aesculap APA and the Aesculap Escrow Agreement.

M.     Distribution Record Date

41.     In accordance with Article VI(F) of the Plan, the Debtor and the Debtor's Representative shall have no obligation to recognize the transfer of or sale of any participation in any Claim or Interest that occurs after the close of business on the Effective Date, and shall be entitled for all purposes regarding the Plan to recognize and distribute only to those Holders of Claims and Interests who are Holders of such Claims or Interest, or participants therein, as of the close of business on the Effective Date. Without limiting the foregoing, the Debtor and the Debtor's Representative shall be entitled to recognize and deal for all purposes with only those record Holders of Claims stated on the official claims register as of the close of business on the Effective Date and with only those record Holders of Interests who held such Interests as of the close of business on the Effective Date.

N.     Retention of Jurisdiction

42.     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, this Court shall retain jurisdiction in accordance with the Plan in accordance with Article XI of the Plan. Without limitation of the foregoing, the Court shall retain jurisdiction to hear and determine disputes arising in connection with the Aesculap APA, the Aesculap Escrow Agreement or any agreement, document or instrument executed in connection with the Aesculap APA and/or the Aesculap Escrow Agreement.

O.     Miscellaneous

43.     Notwithstanding any other term or provision in the Plan or this Order, nothing in the Plan or this Order (including, without limitation, any other provision that purports to be preemptory or supervening, but subject to Article VII(D) of the Plan) (i) will prejudice any of the rights, claims or defenses of Debtor’s insurers (“Insurers”) or any other Entity (as such term is defined in the Bankruptcy Code) under any Insurance Policy or any agreements related to any Insurance Policy (together, with each Insurance Policy, the “Insurance Agreements”); (ii) will modify any of the terms, conditions, limitations and/or exclusions contained in the Insurance Agreements; (iii) shall be deemed to create any insurance coverage that does not otherwise exist under the terms of the Insurance Agreements, or create any right of action against the Insurers or any other Entity that does not otherwise exist under applicable non-bankruptcy law; (iv) shall be deemed to prejudice any rights and/or defenses of any Insurers or any other Entity in any pending or subsequent litigation in which the Insurers or the Debtor, the Debtor’s Estate, the reorganized Debtor, and/or the Debtor’s Representative may seek any declaration regarding the nature and/or extent of any insurance coverage under the Insurance Agreements; (v) shall be deemed to alter the continuing duties and obligations of any insured or Insurers under the Insurance Agreements; (vi) shall be construed as an acknowledgement that the Insurance Agreements cover or otherwise apply to any claims or that any claims are eligible for payment under any of the Insurance Agreements; or (vii) will preclude any Insurer from drawing on any letter of credit issued for the Insurer’s benefit or applying amounts therefrom to such claims; provided, however, that nothing in this section shall require the Debtor, the Debtor’s Estates and/or the Debtor’s Representative to pay or reimburse any Insurer on account of any Claim.

44.     On and after the Confirmation Date, the Debtor shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to implement the provisions of the Plan.

45.     On the Effective Date, or as soon as practicable thereafter, all fees payable through the Effective Date pursuant to 28 U.S.C. §1930 shall be paid by the Debtor. The Debtor shall also pay all required quarterly fees to the U.S. Trustee until the Debtor’s Chapter 11 Case is closed or converted and/or is subject to a Final Decree.

46.     The Debtor’s Representative shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to file a request for payment of its quarterly fees.

47.     Except as otherwise expressly provided in the Plan or otherwise Allowed by Final Order of this Court, no interest, penalty or late charge arising after the Petition Date shall be Allowed on any Claim, including any Disputed Claim, or portion thereof, which becomes an Allowed Claim.

48.     The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and each such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

49.     In the event of any inconsistency between the Plan and any other agreement, instrument or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments or documents. If there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reasonably reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed to be a modification of the Plan and shall control and take precedence. This Order shall also supersede any orders of this Court issued prior to the Effective Date that may be inconsistent herewith.

50.     The form of Confirmation Notice annexed hereto as Exhibit “B” is approved. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtor is hereby directed to serve the Confirmation Notice on all known creditors, equity holders and other parties in interest in the Chapter 11 Case.

51.     The Debtor shall file a notice that the Plan has become effective within ten (10) days after the occurrence of the Effective Date and shall cause such notice to be served upon all creditors and parties-in-interest.

52.     A copy of this Order shall be immediately served on the parties listed on the 2002 Notice List.

Dated:	Nov. 8, 2018

/s/ Kevin J. Cary
Kevin J. Carey
United States Bankruptcy Judge

Exhibit A to Confirmation Order

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Dex Liquidating Co. (f/k/a Dextera Surgical Inc.),[1] Debtor	) ) ) ) ) ) )	Chapter 11 Case No. 17-12913 (KJC) Re: Docket No. 249

DEBTOR’S FIRST AMENDED CHAPTER 11 PLAN OF LIQUIDATION

SAUL EWING ARNSTEIN & LEHR LLP

Mark Minuti (DE No. 2659)

Teresa K.D. Currier (DE No. 3080)

Monique B. DiSabatino (DE No. 6027)

1201 North Market Street, Suite 2300

Wilmington, DE 19801

Telephone: (302) 421-6800

Facsimile: (302) 421-5873

-and-

Adam H. Isenberg Centre Square West 1500 Market Street, 38th Floor Philadelphia, PA 19102 Telephone: (215) 972-7100 Facsimile: (215) 972-1853

Counsel for Debtor and Debtor-in-Possession

COOLEY LLP Robert L. Eisenbach III 101 California Street, 5th Floor San Francisco, CA 94111 Telephone: (415) 693-2000 Facsimile: (415) 693-2222

Dated: August 27, 2018	Special Corporate Counsel for Debtor and Debtor-in-Possession

[1]	The last four digits of the Debtor’s federal identification number are 7832. The Debtor’s address is 7 West 41st Avenue - # 245, San Mateo, CA 94403.

TABLE OF CONTENTS

Page

INTRODUCTION			1
ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION			1
A.	Rules of Construction		1
B.	Definitions		2
C.	Rules of Interpretation		10
D.	Computation of Time		10
E.	Governing Law		10
ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS			10
A.	Introduction		10
B.	Unclassified Claims (not entitled to vote on the Plan)		11
	1.	Administrative Claims	11
	2.	Professional Fee Claims	11
	3.	Priority Tax Claims	11
C.	Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan)		11
	1.	Class 1: Priority Non-Tax Claims	11
	2.	Class 2: Secured Claims	11
	3.	Class 3: General Unsecured Claims	11
D.	Impaired Classes of Interests		11
	1.	Class 4: Series B Convertible Preferred Stock (entitled to vote on the Plan)	11
	2.	Class 5: Common Stock (entitled to vote on the Plan)	11
	3.	Class 6: Series 1 and 2 Warrants (deemed to have rejected the Plan; not entitled to vote on the Plan)	11

	4.	Class 7: Restricted Stock Units (deemed to have rejected the Plan; not entitled to vote on the Plan)	11
	5.	Class 8: Employee Stock Options (deemed to have rejected the Plan; not entitled to vote on the Plan)	11
ARTICLE III TREATMENT OF CLAIMS AND INTERESTS			11
A.	Unclassified Claims		11
	1.	Administrative Claims and Professional Fee Claims	11
	2.	Priority Tax Claims	12
B.	Unimpaired Claims		12
	1.	Class 1: Priority Non-Tax Claims	12
	2.	Class 2: Secured Claims	12
	3.	Class 3: General Unsecured Claims	13
C.	Impaired Interests		14
	1.	Class 4: Series B Convertible Preferred Stock	14
	2.	Class 5: Common Stock	14
	3.	Class 6: Series 1 and 2 Warrants	15
	4.	Class 7: Restricted Stock Units	15
	5.	Class 8: Employee Stock Options	15
D.	Special Provision Regarding Unimpaired Claims		16
E.	Allowed Claims/Interests		16
ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN			16
A.	Impaired Classes of Claims and Interests Entitled to Vote		16
B.	Acceptance by an Impaired Class		16
C.	Presumed Acceptances by Unimpaired Classes		16
D.	Impaired Equity Interests		16
E.	[Intentionally Omitted]		17

F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code		17
ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN			17
A.	Implementing Actions		17
B.	Liquidation of the Debtor		17
C.	Continued Corporate Existence		22
D.	Cancellation of Interests		23
E.	Exemption from Certain Transfer Taxes		23
F.	Remaining Assets		23
	1.	General Assets	23
	2.	Aesculap APA and Aesculap Escrow Agreement	24
G.	Causes of Action/Setoff and Recoupment		24
H.	Post-Effective Date Costs		24
I.	Preservation of Causes of Action		25
J.	Effectuating Documents; Further Transactions		25
K.	Reserves and Distribution Accounts		25
	1.	Funding of the Reserves	25
	2.	Funding of the Distribution Account	26
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS			27
A.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		27
	1.	Delivery of Distributions in General	27
	2.	Distributions to Holders of Allowed Interests	27
	3.	Undeliverable and Unclaimed Distributions	27
B.	Means of Cash Payment		28
C.	[Intentionally Omitted]		28
D.	Withholding and Reporting Requirements		28

E.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims		28
	1.	Claims Administration Responsibilities	28
	2.	Objection Deadline; Prosecution of Objections; Claim Estimation	29
	3.	Late Filed Claims	29
	4.	[Intentionally Omitted]	29
	5.	No Distributions Pending Allowance	29
	6.	Distributions After Allowance	29
	7.	De Minimis Distributions	29
	8.	Fractional Dollars	29
F.	Distribution Record Date		30
G.	De Minimis Fund Distribution		30
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			30
A.	Rejected Contracts and Leases		30
B.	Bar to Rejection Damages		30
C.	Assumed and Assigned Contracts and Leases		31
D.	Insurance Policies		31
ARTICLE VIII CONFIRMATION AND CONSUMMATION OF THE PLAN			31
A.	Conditions to the Effective Date		31
B.	Consequences of Non-Occurrence of Effective Date		32
ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS			32
A.	Final Fee Applications		32
B.	Employment of Professionals after the Effective Date		32
C.	Administrative Claim Bar Date		32

ARTICLE X EFFECT OF PLAN CONFIRMATION		32
A.	Binding Effect	32
B.	No Discharge of the Debtor	33
C.	Releases by the Debtor	33
D.	Injunction	33
E.	Term of Bankruptcy Injunction or Stays	34
F.	Levy, Garnishment and Attachment	34
G.	Exculpation and Limitation of Liability	34
H.	Indemnification Obligations	35
I.	Good Faith	35
J.	Confirmation Order	35
ARTICLE XI RETENTION OF JURISDICTION		35
ARTICLE XII MISCELLANEOUS PROVISIONS		37
A.	Modifications and Amendments	37
B.	Substantial Consummation	38
C.	Severability of Plan Provisions	38
D.	Successors and Assigns	38
E.	Payment of Statutory Fees	38
F.	Revocation	38
G.	Service of Documents	39
H.	Plan Exhibits	39
I.	Tax Reporting and Compliance	39
J.	Special Environmental Provisions	40
K.	Filing of Additional Documents	40
L.	2002 List	40

INTRODUCTION

Dex Liquidating Co. (f/k/a Dextera Surgical Inc.), the above-captioned debtor and debtor-in-possession, proposes the within First Amended Chapter 11 Plan of Liquidation.

The Plan contemplates the liquidation of the Debtor. Reference is made to the Disclosure Statement for a discussion of (i) the Debtor’s history, business, properties and operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan. All Holders of Interests who are eligible to vote on the Plan are encouraged to read the Plan and the accompanying Disclosure Statement (including all Exhibits thereto) in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan, in whole or in part, prior to its substantial consummation. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

No solicitation materials, other than the Disclosure Statement, and any related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of the Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all Holders of Claims and Interests to the extent required by section 1125 of the Bankruptcy Code.

YOU ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT AND THE PLAN. ALL HOLDERS OF INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I
DEFINED TERMS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1     Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Case under sections 503(b) and/or 507(b) of the Bankruptcy Code including: (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate and operating the businesses of the Debtor (such as wages, salaries and payments for inventory, leased equipment and premises), Claims of Governmental Units for Taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date) and Section 503(b)(9) Claims; and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, excluding Professional Fee Claims.

1.2     Administrative Claim Bar Date shall have the meaning set forth in Article IX(C) of the Plan.

1.3     Administrative Claim Objection Deadline shall have the meaning set forth in Article IX(C) of the Plan.

1.4     Aesculap means Aesculap, Inc., together with AesDex, LLC, its permitted designee under the Aesculap APA.

1.5     Aesculap APA means that certain Asset Purchase Agreement between the Debtor and Aesculap, Inc. dated December 11, 2017, and amended by First Amendment to Asset Purchase Agreement dated January 8, 2018 and Second Amendment to Asset Purchase Agreement dated as of February 15, 2018, and approved by Bankruptcy Court order entered January 24, 2018 [D.I. 160].

1.6     Aesculap Escrow means the Indemnification Escrow Fund, as such term is defined in the Aesculap Escrow Agreement.

1.7     Aesculap Escrow Agreement means that certain Escrow Agreement, dated February 20, 2018, between and among the Debtor, AesDex, LLC and Delaware Trust Company, as executed in connection with the Aesculap APA.

1.8     Allowed Claim means, with reference to any Claim against the Debtor (including any Administrative Claim), (a) any Claim that has been listed by the Debtor in the Schedules (as such Schedules may be amended by the Debtor or the Debtor’s Representative from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent, and for which no Proof of Claim has been filed, (b) any timely filed Proof of Claim or request for payment of an Administrative Claim, unless an objection to the allowance thereof, or action to subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, and which applicable period of limitations has expired, (c) any Claim (other than a Professional Fee Claim) expressly allowed by a Final Order or under the Plan, except to the extent such Claim remains subject to potential subordination, (d) any Professional Fee Claim allowed by Order of the Bankruptcy Court, or (e) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Debtor’s Representative under the Plan; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims; provided, further, that any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code shall not be considered an Allowed Claim.

1.9     Allowed . . . Claim means an Allowed Claim of the particular type or Class described.

1.10     Ballot means a ballot form distributed to each Holder of an Interest entitled to vote to accept or reject this Plan.

1.11     Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended and as applicable to the Chapter 11 Case.

1.12     Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court with jurisdiction over the Chapter 11 Case.

1.13     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the Local Rules, as now in effect or hereafter amended and applicable to the Chapter 11 Case.

1.14     Bar Date means the deadlines established by the Bar Date Order for the filing of certain Claims against the Debtor’s Estate.

1.15     Bar Date Order means the order of the Bankruptcy Court entered February 14, 2018 [D.I. 181] for the filing of certain Claims against the Debtor’s Estate.

1.16     Board means the duly appointed Board of Directors of the Debtor.

1.17     Business Day means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.18     Cash means legal tender of the United States of America and equivalents thereof, which may be conveyed by check or wire transfer.

1.19     Cash Available For Distribution means the amount of Cash in the Distribution Account as of the contemplated Shareholders Distribution Date.

1.20     Causes of Action means any and all claims, actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies, rights to seek subordination under section 510 of the Bankruptcy Code, rights to payment and Claims under the Bankruptcy Code or under State or other applicable law, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, that the Debtor and/or its Estate may hold against any Person including, without limitation, claims for accounts receivable due to any Debtor, except to the extent waived, released or transferred pursuant to a Sale Order or other order of the Bankruptcy Court.

1.21     Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

1.22     Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.

1.23     Claims Agent means Omni Management Group, the claims and noticing agent retained in the Chapter 11 Case.

1.24     Claims Objection Deadline means the last day for filing objections to or subordination actions in connection with Claims, other than Administrative Claims and Professional Fee Claims, which day shall be (a) the later of (i) one hundred and eighty days (180) after the Effective Date or (ii) one hundred and eighty days (180) after the filing of a proof of claim for, or request for payment of, such Claim or (b) such other later date as the Bankruptcy Court may order. The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion; provided, however, that in the event that a motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the then-current Claims Objection Deadline or thirty (30) days after the Bankruptcy Court’s entry of an order denying the motion to extend the Claims Objection Deadline.

1.25     Class means a category of Holders of Claims or Interests, as described in Article II hereof.

1.26     Common Stock means the common stock of the Debtor, trading as of the Petition Date under the symbol “DXTR.”

1.27     Common Stock Holder’s Proportionate Share shall have the meaning contained in Article III(C)(2) hereof.

1.28     Confirmation means entry by the Bankruptcy Court of the Confirmation Order.

1.29     Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order.

1.30     Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.31     Confirmation Order means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

1.32     Debtor Cash means the Cash of the Debtor immediately prior to the Effective Date.

1.33     Debtor Cash Account means the account containing the Debtor Cash.

1.34     Debtor’s Representative means a Board-appointed officer of the Debtor who, in such capacity, shall be the Person appointed to act on behalf of the Debtor in accordance with the terms of this Plan and the Confirmation Order, or any successor appointed in accordance with the terms of this Plan. Except as otherwise set forth in the Confirmation Order, the Debtor shall engage Arch & Beam Global, LLC to designate Matthew S. English, the Debtor’s current Chief Restructuring Officer, as the Debtor’s Representative under the Plan. The terms of the Debtor’s Representative’s engagement shall be substantially similar to those set forth in the engagement letter attached hereto as Exhibit “A”.

1.35     Debtor’s Representative Expenses means all actual and necessary costs and reasonable expenses incurred by the Debtor’s Representative in connection with carrying out the terms of this Plan.

1.36     Deemed Common Stock shall have the meaning set forth in Article III(C)(1) hereof.

1.37     Disallowed Claim means, with reference to any Claim, (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim, or any portion thereof, that is expressly disallowed under the Plan, or (c) unless scheduled by the Debtor as a liquidated, non-contingent, and undisputed Claim, a Claim as to which a Bar Date has been established by the Bankruptcy Code, Bankruptcy Rules, or Final Order but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order.

1.38     Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) relating to this Plan, distributed contemporaneously herewith in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

1.39     Disputed Claim means, with reference to any Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.40     Disputed . . . Claim means a Disputed Claim of the type described.

1.41     Distribution means any distribution made pursuant to the Plan to the Holders of Allowed Claims or Holders of Allowed Interests.

1.42     Distribution Account means the account into which any Cash received by the Debtor after the Effective Date is to be deposited pursuant to the terms of the Plan.

1.43     Effective Date means the Business Day this Plan becomes effective, as provided herein.

1.44     Employee Stock Options means any Purchase Right granted under any stock award, stock option, inducement, or stock purchase plan of the Debtor, including without limitation, the Dextera Surgical Inc. 2016 Employee Stock Purchase Plan, as any such plans may have been amended.

1.45     Equity Holder Claim shall have the meaning contained in Article III(B)(3) hereof.

1.46     Estate means the estate of the Debtor created under section 541 of the Bankruptcy Code.

1.47     Exhibit means an exhibit or schedule annexed to either this Plan or the Disclosure Statement.

1.48     Federal Judgment Rate means the federal judgment rate, calculated in accordance with 28 U.S.C. § 1961, as in effect as of the Petition Date, or such other interest rate that, as determined by the Bankruptcy Court at the Confirmation Hearing, will cause the Plan to conform to, and meet, the requirements of applicable law.

1.49     Final Decree means the decree contemplated under Bankruptcy Rule 3022.

1.50     Final Fee Applications means all final requests for payment of Professional Fee Claims.

1.51     Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending provided, however, that no order shall fail to be a final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order, as long as such a motion has not actually been filed.

1.52     Fully Subordinated shall have the meaning contained in Article III(B)(3) hereof.

1.53     Fundamental Transaction Claim shall have the meaning contained in Article III(B)(3) hereof.

1.54     General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim or Professional Fee Claim.

1.55     Governmental Unit means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

1.56     Holder means an entity holding a Claim or Interest.

1.57     Impaired means, when used in reference to a Claim, Interest or Class, a Claim, Interest or Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.58     Insurance Policy means any issued policy of insurance and any agreements relating thereto covering one or more of the Debtor, the Debtor’s Estate or its assets, directors, officers, members, managers, employees and fiduciaries, or that may be available to provide coverage for Claims against the Debtor or any of the foregoing, including without limitation any general liability, property, workers compensation, casualty, umbrella or excess liability policy(ies), errors and omissions, director and officer or similar executive, fiduciary and organization liability policy(ies) (A, B or C coverage), and any tail with respect thereto.

1.59     Interest means the legal, equitable, contractual, and other rights of any Person with respect to any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in the Debtor.

1.60     Lien means any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.61     Local Rules means the Local Rules for the United States Bankruptcy Court District of Delaware.

1.62     Outstanding Shares means the number of shares of Common Stock of the Debtor outstanding on the Effective Date, including without limitation all shares of Deemed Common Stock.

1.63     Person means “person” as defined in section 101(41) of the Bankruptcy Code.

1.64     Petition Date means December 11, 2017.

1.65     Plan means this first amended chapter 11 plan, including any Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

1.66     Plan Document means the Plan, any Plan Supplement(s), and any exhibits and schedules thereto, together with any contract, instrument, release, or other agreement or document entered in connection with the Plan.

1.67     Plan Supplement means any supplement or supplements filed with the Bankruptcy Court with respect to the Plan no later than ten (10) days prior to the deadline for submitting timely Ballots on the Plan.

1.68     Post-Effective Date Reserve means a segregated reserve account funded from the Debtor Cash Account and/or from the Distribution Account, for the purpose of paying post-Effective Date costs and expenses, including without limitation: (i) Taxes and (ii) costs and expenses incurred by the Debtor’s Representative, the Debtor and the Claims Agent and their professionals in connection with the implementation of the Plan (including in connection with any appeal of the Confirmation Order and the prosecution of Final Fee Applications) and the administration of the Bankruptcy Case and the Plan. The initial Post Effective Date Reserve is projected to be approximately $1,627,000.00.

1.69     Priority Non-Tax Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

1.70     Priority Tax Claim means a Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.71     Professional means any professional employed in the Chapter 11 Case pursuant to sections 327, 328 or 1103 of the Bankruptcy Code.

1.72     Professional Fee Claim means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

1.73     Professional Fee Claims Reserve means a segregated reserve account funded from the Debtor Cash Account and/or from the Distribution Account in an initial amount projected to be $661,000.00.

1.74     Proof of Claim means the proof of claim that must be filed on or before the applicable Bar Date or such other date as prescribed by the Bankruptcy Court.

1.75     Remaining Assets shall have the meaning contained in Article V(F) hereof.

1.76     Representative Parties shall have the meaning contained in Article V(B)(h) of the Plan.

1.77     Restricted Stock Units means any rights, granted to current or former employees of the Debtor, to be issued on a future date a number of shares of the Debtor’s Common Stock, subject to certain transferability and vesting restrictions and requirements.

1.78     Sale Order means an order of the Bankruptcy Court, including without limitation that certain Order Under 11 U.S.C. § 105, 363, 365, 503 and 507(A) Approving Asset Purchase Agreement with Aesculap, Inc., (B) Authorizing Sale of Debtor’s Assets Free and Clear of Interests, (C) Authorizing Assumption and Assignment of Certain of the Debtor’s Executory Contracts, and (D) Granted Related Relief [D.I. 160], approving the sale of one or more of the Debtor’s assets.

1.79     SAP Claims Reserve Account means the reserve funded from the Distribution Account and/or from the Debtor Cash Account, on or as soon as practicable after the Effective Date, in (A) the amount of the (i) Administrative Claims asserted against the Debtor, (ii) Priority Tax Claims asserted against the Debtor, (iii) Class 1 Priority Non-Tax Claims asserted against the Debtor, and (iv) Class 2 Secured Claims asserted against the Debtor, in accordance with Article V(k)(1)(c) of the Plan plus (B) the amount of Administrative Claims the Debtor’s Representative anticipates will be filed prior to the Administrative Claim Bar Date, to the extent not included within subsection (A)(1) of this definition.

1.80     Scheduled means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.81     Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor pursuant to section 521 of the Bankruptcy Code and the Bankruptcy Rules, as such documents have been or may be modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.82     Section 503(b)(9) Claim means a claim entitled to priority under section 503(b)(9) of the Bankruptcy Code.

1.83     Secured Claim means any Claim secured by a valid, perfected and enforceable Lien in or on the Debtor’s property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim Holder’s interest in the Debtor’s property, as determined pursuant to section 506 of the Bankruptcy Code.

1.84     Series 1 and 2 Warrants means those Series 1 and Series 2 Common Stock Purchase Warrants issued by the Debtor on or about May 16, 2017.

1.85     Series B Convertible Preferred Stock means the shares of Series B Convertible Preferred Stock issued by the Debtor pursuant to Certificate of Designation of Preferences, Rights and Limitations dated on or about May 12, 2017.

1.86     Shareholders Distribution Date means the date on which the distribution of Cash is made to Holders of Allowed Class 5 Common Stock and Holders of Allowed Fully Subordinated Fundamental Transaction Claims, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim (each as defined herein) if any, as such date is determined by the Debtor’s Representative and approved by the Board. The Shareholders Distribution Date shall not occur prior to: the resolution of all Disputed Claims; the full payment of (or compliance with other treatment set forth herein regarding) all Allowed Professional Fee Claims, Allowed Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Allowed General Unsecured Claims; the adjudication of any motion, adversary proceeding or objection regarding whether Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims should be Allowed, Disallowed, valued at zero and/or subordinated in whole or part pursuant to section 510 of the Bankruptcy Code; and the collection of all Remaining Assets.

1.87     Tax Claim means all or that portion of a Claim held by a Governmental Unit for a Tax assessed or assessable against the Debtor, including income and employment taxes and any related penalties or interest.

1.88     Tax or Taxes means any and all taxes, levies, imposts, assessments or other charges of whatever nature imposed at any time by any governmental authority or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

1.89     Unclassified Claims means Administrative Claims, Professional Fee Claims and Priority Tax Claims.

1.90     Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.91     Warrant Claim shall have the meaning contained in Article III(B)(3) hereof.

C.	Rules of Interpretation

For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules and Exhibits are references to sections, articles, schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply, subject to Article I(A) hereof.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, document and instruments executed in connection with the Plan, without giving effect to the principles of conflicts of law thereof.

Article II
CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Introduction

All Claims and Interests, except Administrative Claims, Professional Fee Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is Allowed in that Class and such Claim or Interest has not been paid, released or otherwise satisfied prior to the Effective Date.

The Debtor has set forth the Classes below.

B.	Unclassified Claims (not entitled to vote on the Plan)

1.     Administrative Claims

2.     Professional Fee Claims

3.     Priority Tax Claims

C.	Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan)

1.     Class 1: Priority Non-Tax Claims

2.     Class 2: Secured Claims

3.     Class 3: General Unsecured Claims

D.	Impaired Classes of Interests

1.     Class 4: Series B Convertible Preferred Stock (entitled to vote on the Plan)

2.     Class 5: Common Stock (entitled to vote on the Plan)

3.     Class 6: Series 1 and 2 Warrants (deemed to have rejected the Plan; not entitled to vote on the Plan)

4.     Class 7: Restricted Stock Units (deemed to have rejected the Plan; not entitled to vote on the Plan)

5.     Class 8: Employee Stock Options (deemed to have rejected the Plan; not entitled to vote on the Plan)

Article III
TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims

1.     Administrative Claims and Professional Fee Claims

Except as otherwise provided herein, and subject to the requirements set forth herein, on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Administrative Claim is an Allowed Administrative Claim on the Effective Date, or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive (a) Cash from the SAP Claims Reserve Account equal to the amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtor shall have agreed upon in writing.

Notwithstanding the above or anything to the contrary contained herein, any Administrative Claim of Aesculap arising from or related to the Aesculap APA, the Aesculap Escrow Agreement and/or any document executed in connection therewith, shall be payable solely from the Aesculap Escrow, to the extent provided in, and subject to the terms of, the Aesculap APA and the Aesculap Escrow Agreement.

On or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date a Professional Fee Claim becomes an Allowed Professional Fee Claim, a Holder of an Allowed Professional Fee Claim shall receive Cash from the Professional Fee Claims Reserve equal to the unpaid portion of the Allowed Professional Fee Claim.

2.     Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive Cash from the SAP Claims Reserve Account in an amount equal to such Allowed Priority Tax Claim on, or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Tax Claim is an Allowed Priority Tax Claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Tax Claim.

B.	Unimpaired Claims

1.     Class 1: Priority Non-Tax Claims

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date, if the Priority Non-Tax Claim is an Allowed Priority Non-Tax claim on the Effective Date, or (ii) the date such Claim becomes an Allowed Priority Non-Tax Claim, the Debtor’s Representative shall pay, from the SAP Claims Reserve Account, to each Holder of an Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim.

2.     Class 2: Secured Claims

Except to the extent that a Holder of an Allowed Class 2 Secured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 2 Secured Claim is an Allowed Class 2 Secured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Secured Claim, the Debtor’s Representative shall either: (i) pay from the SAP Claims Reserve Account, to each Holder of an Allowed Class 2 Secured Claim, Cash in an amount equal to such Allowed Class 2 Secured Claim; or (ii) release to such Holder the collateral securing such Allowed Class 2 Secured Claim. Notwithstanding the preceding, or anything in the Plan to the contrary, nothing contained herein is intended to preclude or prevent payment to the Holder of an Allowed Class 2 Secured Claim of the proceeds of the sale of any asset in which such Holder has a Lien as and when such proceeds become available for distribution.

3.     Class 3: General Unsecured Claims

Except to the extent that a Holder of an Allowed Class 3 General Unsecured Claim against the Debtor has been paid prior to the Effective Date or agrees to a different treatment, on or as soon as is reasonably practicable after the later of (a) the Effective Date, if the Class 3 General Unsecured Claim is an Allowed Class 3 General Unsecured Claim on the Effective Date or (b) the date such Claim becomes an Allowed Class 3 General Unsecured Claim, the Debtor’s Representative shall pay from the Distribution Account, to each Holder of an Allowed Class 3 General Unsecured Claim, Cash in an amount equal to such Allowed Class 3 General Unsecured Claim plus interest on such Allowed Class 3 General Unsecured Claim at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

For the avoidance of doubt, (a) Claims filed by any Holder of Series 1 and 2 Warrants based upon the occurrence of a Fundamental Transaction (as that term is defined in the Series 1 and 2 Warrants) (each, a “Fundamental Transaction Claim”), (b) Claims filed by any Holder of Series 1 and 2 Warrants with respect to such Series 1 and 2 Warrants, other than Fundamental Transaction Claims (each, a “Warrant Claim”), and (c) Claims filed by any holder of Class 4 Series B Convertible Preferred Stock or Class 5 Common Stock with respect to such Series B Convertible Preferred Stock or Common Stock (each, an “Equity Holder Claim”), shall be treated as Class 3 General Unsecured Claims, subject to the right of the Debtor and the Debtor’s Representative to object to such Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek the subordination of such Claims pursuant to section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Classes 6, 7 or 8. If and to the extent Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are determined to be Allowed Class 3 General Unsecured Claims and are not subordinated, they shall receive the same treatment set forth above for Allowed Class 3 General Unsecured Claims.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims, as applicable, plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment.

To the extent the Bankruptcy Court determines by Final Order that Fundamental Transaction Claims, Warrant Claims and/or Allowed Equity Holder Claims are Allowed, but that such Allowed Fundamental Transaction Claims, Allowed Warrant Claims and/or Allowed Equity Holder Claims are to be subordinated to the same priority as Common Stock under the Plan (hereinafter, “Fully Subordinated”), then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim, Allowed Fully Subordinated Warrant Claim and/or Allowed Fully Subordinated Equity Holder Claim divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

C.	Impaired Interests

1.     Class 4: Series B Convertible Preferred Stock

The terms of the Series B Convertible Preferred Stock provide for, upon any liquidation, dissolution, or winding up of the Debtor, pari passu distributions among the holders of shares of Common Stock and the shares of Series B Preferred Stock, pro rata based on the number of shares held by each holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the formula set forth below, for their conversion into Common Stock. The Plan involves a liquidation and winding up of the Debtor and for its dissolution.

On the Effective Date, each share of outstanding Series B Convertible Preferred Stock shall be deemed, without any action by any Person, to be converted to shares of Class 5 Common Stock, by dividing $1,000 by the conversion price of $0.27 (i.e., so that each outstanding share of Series B Convertible Preferred Stock shall be deemed converted into 3,703 shares of Common Stock), or pursuant to such other conversion formula as the Bankruptcy Court may deem appropriate (the “Deemed Common Stock”).

Holders of Class 4 Series B Convertible Preferred Stock, as converted to shares of Common Stock in the manner set forth above, shall receive the treatment under this Plan afforded to Holders of Class 5 Common Stock.

2.     Class 5: Common Stock

Each Holder of Class 5 Common Stock as of the Effective Date (including, for the avoidance of doubt, each Holder of Deemed Common Stock) shall, on the Shareholders Distribution Date, be entitled to that percentage of the Cash Available For Distribution that is determined by application of the following formula, or such other percentage of the Cash Available For Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order:

(I) the Common Stock Holder’s Proportionate Share times the Cash Available for Distribution divided by (II) the sum of (y) the amount of all Allowed Fully Subordinated Fundamental Transaction Claims plus the amount of all Allowed Fully Subordinated Warrant Claims plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (z) Cash Available For Distribution.

The term “Common Stock Holder’s Proportionate Share” shall be the percentage obtained by dividing (i) the number of shares of Common Stock held by an applicable Holder of Common Stock by (ii) the Outstanding Shares.

3.     Class 6: Series 1 and 2 Warrants

Except to the extent exercised in accordance with the terms of the Series 1 and 2 Warrants prior to the Confirmation Date, Class 6 Series 1 and 2 Warrants shall receive no distribution, and retain no property, under this Plan. All Series 1 and 2 Warrants existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

Without limiting the foregoing, the Debtor and the Debtor’s Representative expressly reserve the right to object to Fundamental Transaction Claims and/or Warrant Claims on any basis, assert that the value of such Claims (if any) is zero, seek the Disallowance of such Claims, seek to subordinate such Claims under section 510 of the Bankruptcy Code and/or seek to classify such Claims as equity securities in Class 5. To the extent the Bankruptcy Court determines by Final Order that such Fundamental Transaction Claim or Warrant Claim is Allowed, but that such Allowed Fundamental Transaction Claim or Allowed Warrant Claim is to be subordinated to Class 3 General Unsecured Creditors (but not subordinated to the same priority as Common Stock under the Plan), Allowed Fundamental Transaction Claims and/or Allowed Warrant Claims shall be paid Cash in an amount equal to their Allowed Fundamental Transaction Claims or Allowed Warrant Claims, plus interest thereon at the Federal Judgment Rate for the time period from the Petition Date to the date of payment. To the extent the Bankruptcy Court determines by Final Order that such Fundamental Transaction Claim or Warrant Claim is Allowed, but that such Allowed Fundamental Transaction Claim or Warrant Claim is Fully Subordinated, then such Holder of an Allowed Fully Subordinated Fundamental Transaction Claim or Allowed Fully Subordinated Warrant Claim shall, on the Shareholders Distribution Date, receive that percentage of the Cash Available For Distribution equal to the amount of the Holder’s Allowed Fully Subordinated Fundamental Transaction Claim or Allowed Fully Subordinated Warrant Claim, divided by the sum of (a) the Amount of all Allowed Fully Subordinated Fundamental Transaction Claims, plus the Amount of all Allowed Fully Subordinated Warrant Claims, plus the Amount of all Allowed Fully Subordinated Equity Holder Claims and (b) Cash Available For Distribution; or such other portion of the Cash Available for Distribution as may be determined and/or approved by the Bankruptcy Court in the Confirmation Order.

4.     Class 7: Restricted Stock Units

Except to the extent exercised in accordance with the terms of the Restricted Stock Units prior to the Confirmation Date, Class 7 Restricted Stock Units shall receive no distribution, and retain no property, under this Plan. All Restricted Stock Units existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

5.     Class 8: Employee Stock Options

Except to the extent exercised in accordance with the terms of the Employee Stock Options prior to the Confirmation Date, Class 8 Employee Stock Options shall receive no distribution, and retain no property, under this Plan. All Employee Stock Options existing as of the Confirmation Date shall be cancelled and terminated upon the occurrence of the Effective Date.

D.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided herein, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

E.	Allowed Claims/Interests

Notwithstanding any provision herein to the contrary, the Debtor’s Representative shall only make distributions to Holders of Allowed Claims and Interests. No Holder of a Disputed Claim or Interest will receive any distribution on account thereof until (and then only to the extent that) its Disputed Claim or Interest becomes an Allowed Claim or Interest. Any Holder of a Claim or Interest that becomes an Allowed Claim or Interest after the Effective Date will receive its distribution in accordance with the terms and provisions of the Plan.

Article IV
ACCEPTANCE OR REJECTION OF THE PLAN

A.	Impaired Classes of Claims and Interests Entitled to Vote

Only the Holders of Interests in Classes 4 and 5 are entitled to vote to accept or reject the Plan.

B.	Acceptance by an Impaired Class

In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds in amount of the Allowed Interest of such Class that have timely and properly voted to accept or reject the Plan.

C.	Presumed Acceptances by Unimpaired Classes

Classes 1, 2 and 3 are Unimpaired by the Plan. Under section 1126 of the Bankruptcy Code, such Holders are conclusively presumed to accept the Plan, and the votes of such Holders will not be solicited.

D.	Impaired Equity Interests

Classes 6, 7 and 8 are impaired by the Plan and will neither receive nor retain any property under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, Classes 6, 7 and 8 are deemed to have rejected the Plan and will not be entitled to vote on the Plan

E.	[Intentionally Omitted]

F.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If any Impaired Class of Interests that is entitled to vote on the Plan rejects the Plan, the Debtor may (i) seek confirmation of the Plan from the Bankruptcy Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan. The Debtor reserves the right to alter, amend or modify the Plan, including to amend or modify the Exhibits thereto, to satisfy the requirements of section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to revoke or withdraw the Plan.

Article V
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Implementing Actions

Unless otherwise provided in the Plan, on the Effective Date or as soon thereafter as practicable, the following shall occur in implementation of the Plan: (i) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; (ii) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, opinions or other documents, if any, that are determined by the Debtor to be necessary to implement the Plan; (iii) the Debtor’s Representative shall make all Distributions, if any, required to be made on the Effective Date pursuant to the Plan; and (iv) the Distribution Account, the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Claims Reserve Account shall be established and funded in a manner consistent with Article V(K) of the Plan. All Cash in such accounts shall be deposited or invested in accordance with section 345 of the Bankruptcy Code and Local Rule 4001-3.

B.	Liquidation of the Debtor

(a)     Appointment of Debtor’s Representative

The Debtor’s Representative shall be an officer of the Debtor who shall be selected by the Board to serve, in such capacity, as Debtor’s Representative. Except as otherwise set forth in the Confirmation Order, Matthew S. English, the Debtor’s current Chief Restructuring Officer, shall serve as the Debtor’s Representative under the Plan. The appointment of the Debtor’s Representative shall be approved in the Confirmation Order, and the Debtor’s Representative's duties shall commence as of the Effective Date. The Debtor’s Representative shall be the sole officer of the Debtor on and after the Effective Date and, in such capacity, shall administer the Plan on behalf of the Debtor and shall serve as a representative of the Debtor’s Estate under section 1123(b) of the Bankruptcy Code for the purpose of enforcing Causes of Action. The Debtor’s Representative may on behalf of the Debtor retain professionals including without limitation professionals who were previously employed by the Debtor.

The Debtor’s Representative shall serve in such capacity through the earlier of (i) the date the Debtor is dissolved and final tax returns are filed and (ii) the date such Debtor’s Representative resigns, is terminated by the Board for cause or is otherwise unable to serve; provided, however, that, in the event that the Debtor’s Representative resigns, is terminated or is otherwise unable to serve, the Board shall, within ten (10) days, appoint a successor, to serve as the Debtor’s Representative in accordance with the Plan. Notice of such appointment shall be filed with the Bankruptcy Court ten (10) days prior to the effectiveness of such proposed appointment. To the extent that the Board does not appoint a successor within the time periods specified, then the Bankruptcy Court, upon the motion of any party-in-interest, shall approve a successor to serve as the Debtor’s Representative. Upon the appointment of any successor Debtor’s Representative, the prior Debtor’s Representative shall have no further obligations or authority under the Plan.

(b)     Responsibilities of the Debtor’s Representative

Subject to the duties and powers of the Board as set forth in Article V(B)(e) hereto, the responsibilities of the Debtor’s Representative shall include, but are not limited to, the following:

(i)     implementing the Plan, including making the Distributions contemplated herein, and establishing the Shareholders Distribution Date;

(ii)     receiving, managing, liquidating, administering, investing, supervising and protecting any Remaining Assets;

(iii)     in accordance with the Debtor’s Representative’s business judgment, conducting an analysis of any and all Claims and prosecuting objections thereto, subordination actions with respect thereto, and/or settling or otherwise compromising such Claims, if necessary and appropriate, in accordance with Article VI(E) of the Plan;

(iv)     maintaining and administering the reserves established pursuant to this Plan and increasing or decreasing the amount in one or more of any such reserves, in accordance with the business judgment of the Debtor’s Representative;

(v)     in accordance with the Debtor’s Representative’s business judgment, commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, and offsets in accordance with the Plan and paying all associated costs;

(vi)     recovering and compelling turnover of the Debtor’s property;

(vii)     paying all amounts payable from the Post-Effective Date Reserve;

(viii)     subject to approval of the Board, liquidating and/or collecting the Remaining Assets;

(ix)     subject to approval of the Board, taking all actions the Debtor’s Representative deems necessary or appropriate, including without limitation, providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH;

(x)     abandoning any property that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims or Interests would not be feasible or cost-effective in the Debtor’s Representative's business judgment;

(xi)     preparing and filing post-Effective Date operating reports;

(xii)     filing all tax returns for the Debtor and defending all audits and proceedings in connection with the Debtor’s tax returns;

(xiii)     paying or causing to be paid from the Post-Effective Date Reserve, any Taxes incurred after Effective Date;

(xiv)     working with regulatory agencies to perform an orderly wind-down of the Debtor’s business and taking any actions the Debtor’s Representative deems necessary or appropriate to comply with state agency regulations;

(xv)     retaining and compensating such professionals as are necessary and appropriate in furtherance of the Debtor’s Representative's obligations; and

(xvi)     taking such actions as are necessary and reasonable to carry out the purposes of the Plan, including effectuating the terms of the Plan, winding down the Debtor’s business affairs, and seeking a final decree for the Chapter 11 Case.

(c)     Retention of Assets and Causes of Action

On the Effective Date, any and all of the Debtor’s assets shall be deemed retained by the Debtor. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and subject to the terms of this Plan, the Debtor’s Representative, on behalf of the Debtor, shall have the sole right to commence, litigate and settle any Causes of Action, except as otherwise expressly provided in this Plan. The Debtor’s Representative, on behalf of the Debtor, shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtor and its Estate, including setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code, subject to any order(s) entered in the Chapter 11 Case.

(d)     Vesting of Debtor’s Assets

In accordance with section 1141 of the Bankruptcy Code, the Debtor’s assets shall automatically vest in the Debtor free and clear of all Claims, Liens, and other interests, subject only to the terms and provisions of this Plan.

(e)     Board

The Board shall have a minimum of one (1) member on and after the Effective Date, and shall have the responsibility to oversee and advise the Debtor’s Representative with respect to the liquidation and distribution of the Debtor’s assets in accordance with the Plan. A member of the Board shall recuse himself or herself from considering any matter in which he or she is not disinterested. Except as otherwise set forth in the Confirmation Order, Julian Nikolchev and Michael Bates shall serve as the members of the Board post-Effective Date. Vacancies on the Board shall be filled by a Person designated by the remaining member or members of the Board. A majority of the Board may remove or replace members of the Board for cause. Any successor appointed pursuant to this Section shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor. The members of the Board shall be compensated for serving on the Board at a rate of $7,500 each per quarter. In addition, such members shall be reimbursed by the Debtor’s Representative for documented reasonable out-of-pocket costs and expenses from the Post-Effective Date Reserve. The rights, powers and duties of the Board shall be as follows:

(i)     To terminate by supermajority vote the Debtor’s Representative for cause, and upon such termination (or upon the resignation, death or incapacity of Debtor’s Representative) appoint a successor Debtor’s Representative in accordance with the terms of the Plan;

(ii)     To approve any release or indemnity in favor of any third party granted or agreed to by the Debtor’s Representative, other than as may be set forth in the Plan;

(iii)     To authorize the Debtor’s Representative to commence or continue to prosecute any Cause of Action;

(iv)     To approve the settlement of any Cause of Action or dispute, for which the amount in controversy exceeds $100,000;

(v)     To approve the allowance of any Disputed Claim if the proposed Allowed Amount of such Claim exceeds $50,000;

(vi)     To approve the sale or other disposition of any Remaining Assets by the Debtor’s Representative;

(vii)     To approve actions deemed necessary or appropriate by the Debtor’s Representative (including without limitation providing funds from the Post-Effective Date Reserve) to liquidate and/or wind-down Dextera Surgical GmbH;

(viii)     To approve any budget in connection with the administration of the Plan and the winding down of the Debtor’s affairs prepared by the Debtor’s Representative at the request of the Board and to consult with the Debtor’s Representative regarding any increase or decrease in the Professional Fee Claims Reserve, the Post-Effective Date Reserve and/or the SAP Reserve Account;

(ix)     To approve the Shareholders Distribution Date;

(x)     To review and if appropriate object to fees and expenses of professionals retained by the Debtor’s Representative in accordance with the terms of the Plan; and

(xi)     To consider and, if appropriate, approve any action proposed by the Debtor’s Representatives that is not specifically authorized by the Plan that would have a material effect upon administration of the Estate, provided, however, nothing contained herein shall be deemed to authorize the Debtor’s Representative to take any action that is inconsistent with the terms of the Plan.

(f)     Insurance; Bond

The Debtor’s Representative shall maintain insurance coverage with respect to the liabilities and obligations of the Debtor’s Representative, the Debtor and the Board under the Plan (in the form of an errors and omissions policy or otherwise), the cost and expense of which shall be paid by the Debtor from the Post Effective Date Reserve. The Debtor’s Representative shall serve with a bond, the terms of which shall be agreed to by the Board and filed with the Bankruptcy Court, and the cost and expense of which shall be paid by the Debtor from the Post-Effective Date Reserve.

(g)     Fiduciary Duties of the Debtor’s Representative

Pursuant to this Plan, the Debtor’s Representative shall act in a fiduciary capacity on behalf of the interests of all Holders of Claims and Interests that will receive Distributions pursuant to the terms of this Plan.

(h)     Liability of Debtor’s Representative; Indemnification

Neither the Debtor, the Debtor’s Representative, the Board, their respective members, designees or professionals, or any duly designated agent or representative of the Debtor’s Representative or the Board, nor their respective employees, (collectively, the "Representative Parties") shall be liable for the act or omission of any other member, designee, agent, or representative of the Debtor’s Representative or the Board, nor shall any of the Representative Parties be liable for any act or omission taken or omitted to be taken in its capacity as a Representative Party other than for specific acts or omissions resulting from such Representative Party's willful misconduct, gross negligence, or fraud. The Debtor’s Representative shall be entitled to enjoy all of the rights, powers, immunities and privileges of a representative of the estate contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code, and shall have those powers and duties set forth in Sections 323, 704(a) (1), 704(2), 704(4), 704(5), 704(7), 704(9), 704(a)(11), 1106(a)(6) and 1106(a)(7) of the Bankruptcy Code. The Debtor’s Representative and the Board may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with their attorneys, accountants, financial advisors and agents. Notwithstanding such authority, neither the Debtor’s Representative nor the Board shall be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on the Debtor’s Representative or the Board or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence, or fraud as determined by a Final Order. Any action taken, or omitted to be taken, by the Debtor’s Representative with the express approval of the Bankruptcy Court will conclusively be deemed not to constitute fraud, gross negligence, or willful misconduct, provided, however, that the Debtor’s Representative shall not be obligated to comply with a direction of the Board, whether or not express, which would contravene the provisions of the Plan. The Debtor’s Representative shall be entitled to all rights to indemnification provided to all officers and/or directors under the Debtor’s corporate charter and/or bylaws and to the maximum extent permitted under applicable law. In addition, the Debtor shall indemnify and hold harmless the Debtor’s Representative, the Board and its members, designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys' fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Plan or the discharge of their duties under the Plan; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence, or fraud as determined by a Final Order. Persons dealing with the Debtor’s Representative shall look only to the Debtor’s assets to satisfy any liability incurred by the Debtor’s Representative or the Board to such person in carrying out the terms of the Plan, and neither the Debtor’s Representative nor the Board shall have any personal obligation to satisfy any such liability, except for any such liability caused by willful misconduct, gross negligence or fraud as determined by a Final Order.

C.	Continued Corporate Existence

From and after the Effective Date, the Debtor shall continue in existence for the purpose of (i) winding up its affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any Remaining Assets as expeditiously as reasonable possible, provided, however, that nothing contained herein shall modify, limit or otherwise affect the Debtor’s and Debtor’s Representative’s rights, remedies, defenses and claims under and with respect to the Aesculap APA and/or the Aesculap Escrow Agreement and nothing contained herein shall obligate the Debtor or the Debtor’s Representative to liquidate its rights and/or interest with respect to the Aesculap Escrow Agreement, (iii) enforcing and prosecuting those Causes of Action the Debtor’s Representative believes in the exercise of his or her business judgment should be enforced or prosecuted, subject to Board approval when applicable, (iv) administering the Plan, (v) filing appropriate tax returns, and (vi) dissolution. Upon the Effective Date, all transactions and other actions provided for under the Plan shall be deemed to be authorized and approved by the Debtor without any requirement of further action by the Debtor, the Debtor’s shareholders or the Debtor’s board of directors.

As of the Effective Date, the Debtor’s Representative shall be deemed to be the sole equity holder and the only duly authorized, board-appointed officer and director of the Debtor and all by-laws, articles or certificates of incorporation and related corporate documents of the Debtor shall be deemed to have been amended by the Plan to permit and authorize such sole appointment.

After the Effective Date, the Debtor’s Representative shall be authorized to take, in his or her sole discretion, all actions reasonably necessary to dissolve the Debtor under applicable law, and to pay all reasonable costs and expenses in connection with such dissolution, including the costs of preparing or filing any necessary paperwork or documentation. Notwithstanding any non-bankruptcy law to the contrary, the Debtor shall be deemed dissolved for all purposes and the Estate shall not be liable for any state annual corporation excise or similar tax upon and after the filing of a certificate of dissolution or, at the Debtor’s Representative’s discretion, a copy of the Debtor’s motion or application for entry of a final decree, with the Secretary of State for the State of Delaware.

Upon the entry of a Final Decree or other order of the Bankruptcy Court, the Debtor’s Representative shall be authorized to discard or destroy any and all of the Debtor’s books and records except to the extent that such books relate to open tax years, are necessary for the completion and filing of tax returns, the analysis or prosecution of Causes of Action, or are required to be retained pursuant to an agreement of sale approved by a Sale Order and any ancillary documents or agreements entered in connection therewith.

D.	Cancellation of Interests

Upon the occurrence of the Effective Date, Class 4, 5, 6, 7, and 8 Interests shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule. On or promptly after the Effective Date, the Debtor’s Representative may file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor’s publicly traded securities.

E.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to any other Person pursuant to the Plan shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state and local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

F.	Remaining Assets

1.     General Assets

Unless otherwise provided for herein, on and after the Effective Date, without further approval of the Bankruptcy Court, the Debtor’s Representative shall, subject to approval of the Board, liquidate and/or collect the remaining property of the Debtor (the “Remaining Assets”) and in connection therewith may use, sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the Remaining Assets for the purpose of liquidating or converting such assets to Cash; provided, however, that nothing herein restricts the right of the Debtor’s Representative to seek Bankruptcy Court approval for the sale, assignment, transfer, or other disposal of the Remaining Assets. For the avoidance of doubt, the Debtor’s ownership interest in Dextera Surgical GmbH, a German subsidiary, shall be deemed a Remaining Asset. Without limitation of anything contained in this Article V(F)(1), the Representative may, subject to approval of the Board, and without further approval of the Bankruptcy Court, take all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH.

To the extent not previously authorized under a Sale Order and/or any other order(s) of the Bankruptcy Court, on and after the Effective Date, the Debtor’s Representative shall be deemed authorized and empowered to fully perform under, consummate and implement any agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to consummate a sale, assignment, transfer, or other disposal of the Remaining Assets, and to take all further actions as may reasonably be requested by a purchaser or transferee for the purpose of selling, assigning, transferring, granting, conveying or conferring to a purchaser or transferee, or reducing to possession, any or all of the Remaining Assets free and clear of any and all Liens and encumbrances.

2.     Aesculap APA and Aesculap Escrow Agreement

Notwithstanding anything to the contrary set forth herein, the Debtor and the Debtor’s Representative shall retain all rights, remedies, defenses and claims under and with respect to the Aesculap APA and the Aesculap Escrow Agreement. Any amounts payable to the Debtor under the Aesculap APA and/or the Aesculap Escrow Agreement, or in connection therewith, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve. Following the Effective Date, the Debtor and the Debtor’s Representative shall be authorized, but not required, to negotiate, and if appropriate, provide consideration to Aesculap in exchange for the early termination of the Aesculap Escrow Agreement, without the need for further approval of the Bankruptcy Court.

G.	Causes of Action/Setoff and Recoupment

Causes of Action may be subject to set-off and recoupment rights and counterclaims; provided, however, that the recovery of any non-Debtor with respect to any such counterclaim shall be limited to the adjudicated amount of such Cause of Action unless the applicable non-Debtor filed a timely Proof of Clam regarding the subject of its counterclaim, in which event the non-Debtor’s recovery, if any, on account of such counterclaim shall be subject to the terms of this Plan.

H.	Post-Effective Date Costs

From and after the Effective Date, the Debtor’s Representative shall, without the necessity for any approval by the Bankruptcy Court, pay from the Post-Effective Date Reserve those fees and expenses incurred by the Debtor’s Representative, the Board, and the Debtor, subsequent to the Effective Date in connection with the implementation and consummation of the Plan. All fees and expenses of the Debtor’s Representative, the Debtor, the Board and the Claims Agent, and any of their respective agents and employees and retained professionals that are incurred subsequent to the Effective Date, shall be paid by the Debtor’s Representative, subject to the right of the Debtor’s Representative and the Board to object to the payment of such fees and expenses in accordance with Articles V(B)(b) and V(B)(e) of this Plan. If the Debtor’s Representative or the Board objects to the payment of an invoice by written notice to the Person submitting such invoice within fourteen (14) days after submission of such invoice to the Debtor’s Representative, the Debtor’s Representative shall pay, from the Post-Effective Date Reserve, only the non-disputed portion of the relevant invoice, with the disputed portion payable only (a) upon agreement of the parties or (b) to the extent ordered by the Bankruptcy Court.

I.	Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in an order of the Bankruptcy Court, the Debtor and the Debtor’s Representative shall retain the Causes of Action, including but not limited to any Causes of Action identified on Exhibit “B” hereto. The Debtor’s Representative may settle any Cause of Action without approval from the Bankruptcy Court, subject to the approval of the Board as set forth in Articles V(B)(b) and V(B)(e) of the Plan.

J.	Effectuating Documents; Further Transactions

The Debtor and the Debtor’s Representative shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

K.	Reserves and Distribution Accounts

1.     Funding of the Reserves

(a)     Professional Fee Claims Reserve. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Professional Fee Claims Reserve from Cash in the Debtor Cash Account. There shall be deposited into the Professional Fee Claims Reserve an amount sufficient to permit full payment of all anticipated Allowed Professional Fee Claims.

The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Professional Fee Claims Reserve.

The Professional Fee Claims Reserve shall at all times be maintained as a segregated account.

Any Cash remaining in the Professional Fee Claims Reserve after payment of all Allowed Professional Fee Claims shall be transferred by the Debtor’s Representative to the Post-Effective Date Reserve.

(b)     Post-Effective Date Reserve. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Post-Effective Date Reserve from Cash in the Debtor Cash Account. There shall be deposited into the Post-Effective Date Reserve an amount sufficient to permit the consummation and implementation of the Plan and to pay the costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent. The Debtor’s Representative, after consultation with the Board, may at any time increase or decrease the amount of the Post-Effective Date Reserve.

The Post-Effective Date Reserve shall at all times be maintained by the Debtor’s Representative in a segregated account. All Cash obtained by the Debtor after the Effective Date from whatever source, including without limitation from the Remaining Assets, shall be deposited by the Debtor’s Representative into the Post-Effective Date Reserve.

Any Cash remaining in the Post-Effective Date Reserve after payment of, or other provision for, all costs and expenses, including without limitation, Taxes and amounts payable to professionals incurred after the Effective Date, shall be transferred by the Debtor’s Representative to the Distribution Account.

(c)     SAP Reserve Account. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall establish the SAP Reserve Account and fund such account from Cash in the Debtor’s Cash Account, in an amount equal to (A) the amount of: (i) all Administrative Claims asserted against the Debtor; (ii) all Priority Tax Claims asserted against the Debtor, (iii) all Class 1 Priority Claims asserted against the Debtor, and (iv) all Class 2 Secured Claims asserted against the Debtor plus (B) the amount of Administrative Claims the Debtor’s Representative anticipates will be filed prior to the Administrative Claims Bar Date. If and to the extent any such Administrative Claims, Priority Tax Claims, Class 1 Priority Claims and/or Class 2 Secured Claims become Disallowed, withdrawn, or reduced, the Debtor’s Representative shall reduce the amount in the SAP Reserve Account in a corresponding amount and shall transfer such amount from the SAP Reserve Account to the Distribution Account. The Debtor’s Representative, after consultation with the Board, also may at any time increase the amount of the SAP Reserve Account.

The SAP Reserve Account shall at all times be maintained as a segregated account.

2.     Funding of the Distribution Account

(a)     Debtor’s Distribution Account. On or as soon as practicable after the Effective Date, the Debtor’s Representative shall fund the Distribution Account with all Cash remaining in the Debtor’s Cash Account after the funding of the Professional Fee Claims Reserve, the Post-Effective Date Reserve and the SAP Reserve Account, in accordance with the terms of the Plan. The Debtor’s Distribution Account shall at all times be maintained as a segregated account.

(b)     Notwithstanding the foregoing or anything else contained in this Plan, the Debtor’s Representative may, after consultation with the Board, and from time to time and as the Debtor’s Representative deems necessary and appropriate, transfer Cash from the Distribution Account to the Professional Fee Claims Reserve, to the SAP Reserve Account and/or to the Post-Effective Date Reserve in order to ensure that such Reserves contain sufficient Cash to pay all Allowed Professional Fee Claims (with respect to the Professional Fee Claims Reserve), all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Priority Claims and all Allowed Class 2 Secured Claims (with respect to the SAP Reserve Account) and all costs and expenses, including without limitation Taxes and amounts payable to professionals, incurred after the Effective Date by the Debtor’s Representative, the Debtor and the Claims Agent (with respect to the Post-Effective Date Reserve).

Article VI
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.     Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Debtor’s Representative (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtor have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtor’s Representative after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtor’s Representative or the Debtor have not received a written notice of a change of address.

In making Distributions under the Plan, the Debtor’s Representative may rely upon the accuracy of the claims register maintained by the Claims Agent in the Chapter 11 Case and the Schedules, as may be modified by any Final Order of the Bankruptcy Court Allowing or Disallowing Claims in whole or in part.

2.     Distributions to Holders of Allowed Interests

Distributions to Holders of Interests shall be made by the Debtor’s Representative in accordance with such procedures that the Debtor’s Representative deems proper and appropriate and that are consistent with standard practice and applicable law regarding the payment of amounts to holders of publicly traded securities.

3.     Undeliverable and Unclaimed Distributions

Any Holder of an Allowed Claim or Interest that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution, including checks not returned as undeliverable but which remains unnegotiated, within ninety (90) days after the date on which the Distribution to it is made (a) shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution; and (b) shall be forever barred and enjoined from asserting any claim for an undeliverable or unclaimed Distribution against the Debtor’s Representative, the Debtor and its Estate or the Board and their respective agents, attorneys, representatives, employees, members or independent contractors, and/or any of its and their property. In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall be added to the funds in the Post-Effective Date Reserve, notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan. Nothing contained in the Plan shall require the Debtor, the Debtor’s Representative, or his or her respective agents and professionals to attempt to locate any Holder of an Allowed Claim or Interest.

B.	Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Debtor’s Representative by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Debtor’s Representative. In the case of foreign creditors, Cash payments may be made, at the option of the Debtor’s Representative, in such funds and by such means as are necessary or customary in a particular jurisdiction.

C.	[Intentionally Omitted]

D.	Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Debtor shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Debtor’s Representative shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, the Debtor’s Representative may require the Holder of an Allowed Claim and/or Interest to provide such Holder’s taxpayer identification number and such other information, certification or forms, if and as required to comply with applicable tax reporting and withholding laws. If a Person shall fail to provide the Debtor’s Representative with any requested tax-payer identification information within 60 days of the request, this failure shall be deemed a waiver of all Claims against and Equity Interests (including the right to any payment in accordance with the Plan), and the funds that would otherwise have been distributed to said Person shall revert and be distributed in accordance with the Plan to other Persons which have provided the requested tax-payer identification information, or to pay the post-Effective Date expenses of the Debtor, as appropriate. Notwithstanding any other provision of the Plan, each entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

E.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.     Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Debtor’s Representative shall have the sole authority, subject to the rights and duties of the Board as set forth herein, (a) to file, withdraw, or litigate to judgment objections to Claims and subordination actions with respect to Claims, (b) to settle or compromise any Disputed Claim or any Claim subject to a subordination action without any further notice to or action, order, or approval by the Bankruptcy Court, and (c) to amend the Schedules in accordance with the Bankruptcy Code and the Local Rules.

2.     Objection Deadline; Prosecution of Objections; Claim Estimation

Except as set forth herein with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed on or before the Claims Objection Deadline (as such deadline may be extended hereunder). If an objection has not been filed by the Debtor’s Representative with respect to a Proof of Claim or the Schedules have not been amended with respect to a Claim for which a Proof of Claim was not timely filed, by the Claims Objection Deadline, as the Claims Objection Deadline may be extended hereunder, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. The Debtor’s Representative shall be the sole Person with the right and standing to object to Claims. The Debtor’s Representative shall have the right to seek an order of the Bankruptcy Court estimating any contingent or unliquidated Claim.

3.     Late Filed Claims

Pursuant to the Bar Date Orders, any Person that is required but fails to file a Claim or application with respect to a Claim before the applicable Bar Date in compliance with the procedures set forth in the applicable Bar Date Order shall not be treated as a creditor with respect to such Claim for purposes of voting on, and distribution under, the Plan. In the event a late Claim filed after the Effective Date is deemed timely filed, the Debtor’s Representative shall have one hundred twenty (120) days from the date the Holder is permitted to file the Claim to file an Objection to such Claim.

4.     [Intentionally Omitted]

5.     No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtor on account of a Cause of Action, the Debtor’s Representative may withhold all Distributions to such Holder until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter.

6.     Distributions After Allowance

Distributions to each respective Holder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with provisions of the Plan that govern Distributions to such Holders.

7.     De Minimis Distributions

The Debtor’s Representative shall have no obligation to make a Distribution on account of an Allowed Claim, Interest, or otherwise if the amount to be distributed to the specific Holder of the Allowed Claim or Interest is less than $10.00.

8.     Fractional Dollars

Any other provision of the Plan notwithstanding, the Debtor’s Representative shall not be required to make Distributions of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

F.	Distribution Record Date

The Debtor and the Debtor’s Representative shall have no obligation to recognize the transfer of or sale of any participation in any Claim or Interest that occurs after the close of business on the Effective Date, and shall be entitled for all purposes regarding the Plan to recognize and distribute only to those Holders of Claims and Interests who are Holders of such Claims or Interest, or participants therein, as of the close of business on the Effective Date. Without limiting the foregoing, the Debtor and the Debtor’s Representative shall be entitled to recognize and deal for all purposes with only those record Holders of Claims stated on the official claims register as of the close of business on the Effective Date and with only those record Holders of Interests who held such Interests as of the close of business on the Effective Date.

G.	De Minimis Fund Distribution

In the event a final Distribution under the Plan is not, in the judgment and discretion of the Debtor’s Representative, in consultation with the Board, economically warranted given the cost of making such Distribution relative to the benefits to the Holders of Interests, the Debtor’s Representative may cause any amount that would have been subject to such Distribution to be paid to any charitable organization agreed to by the Debtor’s Representative and the Board or determined by the Bankruptcy Court. Notwithstanding the foregoing, the amount to be paid to a charitable organization pursuant to this subsection shall not be in excess of $7,500, without prior Bankruptcy Court approval.

Article VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Plan, or in any other Plan Document, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code rejecting any pre-petition executory contract and unexpired lease to which the Debtor is a party, to the extent such contract or lease is an executory contract or an unexpired lease, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtor, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is assumed pursuant to Article VII(C) hereof.

B.	Bar to Rejection Damages

If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its respective successors, properties or Estate unless a Proof of Claim is filed and served on the Debtor’s Representative and counsel for the Debtor’s Representative within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

C.	Assumed and Assigned Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code assuming, as of the Effective Date, those executory contracts and unexpired leases, if any, listed on Exhibit C to the Disclosure Statement. The cure amounts payable with respect to any such contracts are listed on Exhibit C to the Disclosure Statement.

D.	Insurance Policies

Notwithstanding anything to the contrary contained in the Plan, all Insurance Policies shall remain in full force and effect unless otherwise validly terminated, and issuers of such Insurance Policies shall remain responsible for Claims, in accordance with the terms and provisions of such Insurance Policies. The Debtor does not consider Insurance Policies that have expired as of the Effective Date (whether or not entered into prior or subsequent to the Petition Date) to be executory contracts subject to assumption or rejection. However, the issuers of Insurance Policies shall be responsible for continuing coverage obligations thereunder, regardless of the payment status of any retrospective or other insurance premiums. Nothing in the Plan shall constitute or be deemed to be a waiver of any Cause of Action that the Debtor may hold against Persons, including, without limitation, any issuer under any Insurance Policy of the Debtor.

Article VIII
CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtor in writing:

1.

The Confirmation Order shall have been entered and shall have become a Final Order and shall provide that the Debtor and the Debtor’s Representative are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or effectuate, advance or further the purposes thereof.

2.

The Debtor shall have sufficient Cash available to fund the Professional Fee Claims Reserve, the Post-Effective Date Reserve, the SAP Reserve Account and to pay all anticipated Allowed General Unsecured Claims and post-Petition Date interest thereon at the Federal Judgment Rate, in accordance with the Plan.

B.	Consequences of Non-Occurrence of Effective Date

In the event that the Effective Date does not occur, the Plan shall be null and void in all respects.

Article IX
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Final Fee Applications

All Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Debtor, its counsel, the requesting Professional and the United States Trustee no later than thirty (30) days from the date on which each such Final Fee Application is served and filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid as set forth in Article III(A)(1).

B.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Bankruptcy Court in seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

C.	Administrative Claim Bar Date

Unless expressly provided otherwise herein, all requests for payment of an Administrative Claim arising on and subsequent to the Petition Date, other than Claims arising under 28 U.S.C. § 1930 and Administrative Claims described in section 503(b)(1)(B) or (C) of the Bankruptcy Code, must be filed with the Court and served on counsel for the Debtor’s Representative no later than thirty (30) days from and after the Effective Date of the Plan (the “Administrative Claim Bar Date”). Unless the Debtor or any other party in interest objects within forty-five (45) days from and after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”), such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtor or any other party in interest objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim, if any.

Article X
EFFECT OF PLAN CONFIRMATION

A.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, and their respective successors and assigns.

B.	No Discharge of the Debtor

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtor; provided, however, that, other than as provided in any agreement, no Holder of a Claim or Interest may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor and/or its respective successors, assigns and/or property, including but not limited to the Debtor’s Representative, except as expressly provided in the Plan.

C.	Releases by the Debtor

ON THE EFFECTIVE DATE, THE DEBTOR, ON BEHALF OF ITSELF AND ITS ESTATE, SHALL RELEASE UNCONDITIONALLY, AND HEREBY IS DEEMED TO FOREVER RELEASE UNCONDITIONALLY THE DEBTOR’S PAST AND PRESENT AGENTS, ADVISORS, ACCOUNTANTS, INVESTMENT BANKERS, CONSULTANTS, ATTORNEYS AND OTHER REPRESENTATIVES SOLELY IN THEIR RESPECTIVE CAPACITIES AS SUCH, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN THE RIGHT TO ENFORCE THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS, IF ANY, TO THE DEBTOR UNDER THE PLAN, AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS DELIVERED UNDER THE PLAN), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, DIRECTLY OR DERIVATIVELY, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CHAPTER 11 CASE, THE PLAN OR THE DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN IS INTENDED TO OR SHALL OPERATE AS A RELEASE OF ANY CLAIMS FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

D.	Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTOR ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTOR OR ITS ESTATE, THE DEBTOR’S PROPERTY, THE DEBTOR’S REPRESENTATIVE AND/OR THE BOARD OR ANY OF ITS MEMBERS, ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS: (A)  ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (B) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (C) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR; (D) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; AND (E) TAKING ANY ACTION WHICH INTERFERES WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THE PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING AND/OR ENFORCING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN, THE CONFIRMATION ORDER OR A SALE ORDER.

E.	Term of Bankruptcy Injunction or Stays

ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASE UNDER SECTIONS 105 OR 362 OF THE BANKRUPTCY CODE OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT.

F.	Levy, Garnishment and Attachment

Distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Holder of Claim or Interest by reason of any subordination rights or otherwise, so that each Holder of Claim or Interest shall have and receive the benefit of the Distributions in the manner set forth in the Plan.

G.	Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, the Debtor, the Debtor’s past and present Professionals, directors, officers, employees, advisors, attorneys, representatives, financial advisors, investment bankers and agents and any of such parties’ successors and assigns, shall not be liable for any claim, action, proceeding, Cause of Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment or Claim (as defined in section 101(5) of the Bankruptcy Code), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise to one another or to any Holder of a Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Chapter 11 Case, negotiation and filing of the Plan or any prior plans, filing the Chapter 11 Case, the pursuit of confirmation of the Plan or any prior plans, any Sale Order, the consummation of the Plan, the administration of the Plan or the property to be liquidated and/or distributed under the Plan, except for willful misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

H.	Indemnification Obligations

Except as otherwise provided in the Plan, any Sale Order, other order of the Bankruptcy Court, or any contract, instrument, release or other agreement or document entered into in connection with the Plan, any and all indemnification obligations that the Debtor has pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document or applicable law shall be deemed rejected (if and to the extent executory) as of the Effective Date.

I.	Good Faith

Confirmation of this Plan shall constitute a finding by the Bankruptcy Court that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of the Plan by all Persons has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

J.	Confirmation Order

Confirmation of the Plan shall be deemed to ratify all transactions undertaken by the Debtor during the period commencing on the Petition Date and ending on the Effective Date, except for any acts constituting willful misconduct, intentional misconduct, gross negligence or fraud as determined by a Final Order of a court of competent jurisdiction.

Article XI
RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

1.

Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured, unsecured or subordinated status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the Allowance or priority of Claims or Interests, the resolution of any motion or adversary proceeding seeking the subordination of any Claim under section 510 of the Bankruptcy Code, and the determination of requests for the payment of claims entitled to priority under sections 507(a)(l) or 507(a)(2) of the Bankruptcy Code;

2.

Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that, except as otherwise provided in the Plan, from and after the Effective Date, the payment of the fees and expenses of the Debtor’s Representative and the Debtor and its retained agents and employees and professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

3.

Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

4.	Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to the Chapter 11 Case or the Plan;

5.

Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

6.

Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan including, without limitation the Plan Documents;

7.

Consider any modifications of the Plan and any implementing documents, cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

8.

Hear and determine disputes arising in connection with the Aesculap APA, the Aesculap Escrow Agreement, or any agreement, document or instrument executed in connection with the Aesculap APA and/or the Aesculap Escrow Agreement;

9.

Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

10.	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

11.

Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

12.	Enforce orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

13.	Except as otherwise limited by the Plan, hear and determine proceedings seeking the recovery of assets of the Debtor and property of the Estate;

14.	Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

15.	Hear and determine matters related to the property of the Estate;

16.	Hear and determine Causes of Action;

17.	Hear and determine disputes involving the existence, nature or scope of the injunctions, indemnification, exculpation and releases granted pursuant to this Plan or any Sale Order;

18.	Hear and determine disputes or other matters arising in connection with the interpretation, implementation or enforcement of any Sale Order;

19.

Hear and determine matters related (i) the property of the Estate from and after the Confirmation Date, (ii) the winding up of the Debtor’s affairs, (iii) the resignation, incapacity or removal of the Debtor’s Representative and members of the Board; and (iv) the release of the Debtor’s Representative;

20.	Hear and determine disputes with respect to compensation of Professionals;

21.	Hear and determine disputes involving the existence, nature and/or scope of the injunctions and releases provided by the Plan;

22.

Hear and determine disputes relating to any liability arising out of any termination of employment or the termination of any employee or retiree benefit provision, regardless of whether such termination occurred prior to or after the Effective Date;

23.	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

24.	Enforce orders previously entered by the Bankruptcy Court; and

25.	Enter a Final Decree closing the Chapter 11 Case.

Article XII
MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to the Effective Date, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims and Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. To the extent of any conflict between the Disclosure Statement and the Plan, the provisions of the Plan shall control.

B.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under Sections 1101 and 1127(b) of the Bankruptcy Code.

C.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms. Nothing herein shall prohibit the Debtor from seeking confirmation of an amended plan.

D.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

E.	Payment of Statutory Fees

Notwithstanding anything to the contrary contain herein, all fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date, or as soon as practicable thereafter. The Debtor shall pay all required quarterly fees to the United States Trustee until the earlier of the time the Debtor’s Chapter 11 Case is closed, dismissed or converted. The Debtor’s Representative shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the United States Trustee Guidelines.

F.	Revocation

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans.

G.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon the Debtor, the Debtor’s Representative and/or the Claims Agent shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed and (d) addressed as follows:

The Debtor:

Dex Liquidating Co.

f/k/a Dextera Surgical, Inc.

7 West 41st Avenue - #245

San Mateo, CA 94403

With a copies to:

Saul Ewing Arnstein & Lehr LLP

1201 North Market Street, Suite 2300

Wilmington, DE 19801

Attn: Mark Minuti, Esquire

and

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

Attn: Robert L. Eisenbach III, Esquire

The Board:

The Board of Dex Liquidating Co.

f/k/a Dextera Surgical, Inc.

7 West 41st Avenue - #245

San Mateo, CA 94403

H.	Plan Exhibits

Any and all Plan Exhibits, the Plan Supplement or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court no later than ten (10) days prior to the deadline for submitting timely Ballots on the Plan. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtor or the Claims Agent in accordance with Article XII(G) of the Plan.

I.	Tax Reporting and Compliance

The Debtor’s Representative and/or the Debtor shall be deemed authorized to request an expedited determination under section 505(b) of the Bankruptcy Code, or otherwise, of the tax liability of the Debtor for all taxable periods ending after the Petition Date through, and including, the Effective Date.

J.	Special Environmental Provisions

Nothing in the Plan discharges, releases, precludes, or enjoins: (i) any environmental liability to any Governmental Unit that is not a Claim as defined in 11 U.S.C. § 101(5); (ii) any environmental Claim of any Governmental Unit arising on or after the Effective Date; (iii) any environmental liability to any Governmental Unit on the part of any entity as the owner or operator of property after the Effective Date; or (iv) any liability to the United States on the part of any entity other than a Debtor. Nothing in the Plan divests any tribunal of any jurisdiction it may have under environmental law to interpret the Plan.

K.	Filing of Additional Documents

On or before substantial consummation of this Plan, the Debtor may file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

L.	2002 List

On and after the Effective Date, the Claims Agent shall maintain the list of parties entitled to receive notices in this Chapter 11 Case in accordance with Local Rule 2002-1(b) (the “2002 List”). Any party that desires to remain on the 2002 List shall, within thirty (30) days after the Effective Date, file a renewed request for receipt of notices and serve copies of such request by mail upon the Claims Agent and the Debtor’s Representative. The Debtor’s Representative may remove from the 2002 List any party that does not file and serve a renewed request within 30 days after the Effective Date, provided, however, that the Office of the United States Trustee for the District of Delaware shall remain on the 2002 List without the need to file a renewed request for receipt of notices. Any party removed from the 2002 List in accordance with this paragraph shall be added back to the 2002 List promptly upon the filing and service of a renewed request by such party in accordance with this paragraph.

Dated:      August 27, 2018

Dex Liquidating Co. (f/k/a Dextera Surgical Inc.)

By: /s/ Matthew English

Name: Matthew English

Title: Chief Restructuring Officer

List of Exhibits

Exhibit “A” – Debtor’s Representative Terms of Engagement

Exhibit “B” – Preserved Causes of Action

Exhibit “A”

Debtor’s Representative Terms of Engagement

November 8, 2018

Delivered Via Email

Dex Liquidating Co.

f/k/a Dextera Surgical Inc.

7 West 41st Avenue - #245

San Mateo, CA 94403

Dear Dex Liquidating Co.:

This letter confirms the engagement of Arch & Beam Global, LLC ("Arch + Beam") to act as Debtor’s Representative to Dex Liquidating Co. (the "Company" or “Debtor”) pursuant to the Debtor’s First Amended Chapter 11 Plan of Liquidation (as may be amended, the “Plan”). This letter agreement (“Agreement”) sets forth the key terms of such Engagement and the basis upon which we will render these services, and confirms our understanding with respect to the determination and payment of fees and the reimbursement of costs and expenses. To the extent anything in this Agreement conflicts with the Plan, the terms and conditions of the Plan will control.

1.   Scope of Services and Company Duties. The Company shall engage Arch + Beam once the Plan is confirmed and becomes effective in bankruptcy case # 17-12913 in the District of Delaware, United States Bankruptcy Court (“Bankruptcy Case”). Arch + Beam shall designate Matthew English, CTP, Senior Managing Director, to serve as the Debtor’s Representative under the Plan.

Arch + Beam will also provide financial and operational advisory services that may include financial consultant, disbursing agent and operations advisor.

The powers and duties of the Debtor’s Representative are documented in the Plan, Article V, Section B (b) and may be amended by the Bankruptcy Court.

Current Scope of Services includes:

(i)     implementing the Plan, including making the Distributions contemplated in the Plan, and establishing the Initial Distribution Date, any Subsequent Distribution Date(s), the Final Distribution Date, the date(s) for Distribution(s) to Allowed Claims that are Partially Subordinated and the Shareholders Distribution Date(s), if any;

(ii)     receiving, managing, liquidating, administering, investing, supervising and protecting any Remaining Assets;

(iii)     in accordance with the Debtor’s Representative’s business judgment, conducting an analysis of any and all Claims and prosecuting objections thereto, subordination actions with respect thereto (including without limitation one or more subordination actions regarding Warrant Claims), and/or settling or otherwise compromising such Claims, if necessary and appropriate, in accordance with Article VI(E) of the Plan;

(iv)     maintaining and administering the reserves established pursuant to the Plan and increasing or decreasing the amount in one or more of any such reserves, in accordance with the business judgment of the Debtor’s Representative;

(v)     in accordance with the Debtor’s Representative’s business judgment, commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, and offsets in accordance with the Plan and paying all associated costs;

(vi)     recovering and compelling turnover of the Debtor’s property;

(vii)     paying all amounts payable from the Post-Effective Date Reserve;

(viii)     subject to approval of the Board, liquidating and/or collecting the Remaining Assets;

(ix)     subject to approval of the Board, taking all actions the Debtor’s Representative deems necessary or appropriate, including without limitation providing funds from the Post-Effective Date Reserve, to liquidate and/or wind-down Dextera Surgical GmbH;

(x)     abandoning any property that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims or Interests would not be feasible or cost-effective in the Debtor’s Representative's business judgment;

(xi)     preparing and filing post-Effective Date operating reports;

(xii)     filing all tax returns for the Debtor and defending all audits and proceedings in connection with the Debtor’s tax returns;

(xiii)     paying or causing to be paid from the Post-Effective Date Reserve, any Taxes incurred after Effective Date;

(xiv)     working with regulatory agencies to perform an orderly wind-down of the Debtor’s business and taking any actions the Debtor’s Representative deems necessary or appropriate to comply with state agency regulations;

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(xv)     retaining and compensating such professionals as are necessary and appropriate in furtherance of the Debtor’s Representative's obligations; and

(xvi)     taking such actions as are necessary and reasonable to carry out the purposes of the Plan, including effectuating the terms of the Plan, winding down the Debtor’s business affairs, and seeking a final decree for the Chapter 11 Case.

2.   Fees and Billing Practices. In consideration for the services rendered by Arch + Beam hereunder, Arch + Beam will be paid the following fees.

Arch + Beam will be paid on a time and material basis.

a. Client shall deposit with Arch + Beam, a retainer fee equal to $25,000, payable in the form of a bank transfer within 10 days after the Effective Date of the Plan. Arch + Beam will hold the retainer in its client trust account, and invoices shall become paid to Arch + Beam from the retainer balance and shall then be replenished according to the procedure outlined in section 2.d. ACH Wire instructions are below. Upon termination of the Engagement, the retainer amount shall be credited toward the final invoice and any balance remaining in the retainer will be returned to the Client;

[bank information redacted]

b. Arch + Beam shall be compensated by an amount equal to the number of hours worked multiplied by Arch + Beam’s hourly billing rates for the respective professionals. Bills will be generated every month or another schedule mutually agreeable. Our hourly billing rates are set forth below:

Senior Managing Directors	$425
Managing Directors	$395
Directors	$345
Associates	$250-275
Staff and Admin	$75-125

c. We may incur various costs and expenses, including travel, in the normal course of performing the Engagement under this Agreement. All costs and expenses will be charged at our cost. Mileage will be charged at the current IRS rate, which is $0.545 per mile in 2018.

d. Arch + Beam, as the Debtor’s Representative, shall not be required to file a fee application or otherwise seek approval of the Bankruptcy Court to receive compensation, including compensation for counsel for the Debtor’s Representative and other retained professionals, but such compensation shall be subject to oversight of the Board as follows: The fees, costs and expenses of the Debtor’s Representative, counsel for the Debtor’s Representative and any other retained professionals, may be paid out of the Estate Assets not earlier than (a) ten (10) Business Days after written notice of the proposed action and service of the relevant invoices and/or other relevant documentation on the Board and a majority of the Board have not objected to such action in writing, or (b) in the event of objection by a majority of the Board received by the Debtor’s Representative within such ten (10) day period, the date of approval by Final Order of the Bankruptcy Court.

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3.   Indemnification. Company shall indemnify and hold harmless Arch + Beam, its employees, officers, directors, agents, and any controlling person as set forth in the Plan.

4.   Term, Discharge and Withdrawal. The Board by a majority vote of its members may discharge Arch + Beam at any time and we have the right to withdraw from this engagement with 15 days notice. If you are dissatisfied for any reason, we will cease our efforts and return the unused portion of the retainer to you. Arch + Beam will return the unused portion of the retainer to Company, less an amount for fees and expenses incurred to that time. Reasons for our withdrawal may include, but are not limited to, your breach of this Agreement, your refusal to cooperate with us or any fact or circumstance that would make us unable to gain access to the information or personnel required to complete the scope of this engagement. The provisions of this Agreement shall survive any termination of this Agreement.

6.   Intellectual Property and Confidentiality.

a)     Trade Secrets. Company acknowledges and agrees that Arch + Beam owns and shall retain all right, title and interest, including without limitation all intellectual property rights, in any and all of its evaluation methodologies and tools, formulae, software, (including all source or object code) and other property developed by Arch + Beam either prior to or pursuant to Arch + Beam’s performance under this Agreement (the “Trade Secrets”). Company agrees to use these methodologies, tools and templates only for the Company’s use as part of this Agreement. Company will not distribute these materials to any third-party (other than their accountant or attorney) unless receiving prior written authorization from Arch + Beam.

b)     Confidential and Proprietary Information. Company and Arch + Beam each agree to keep confidential and not disclose or use, except in performance of its obligations under the Engagement Letter and this Agreement, confidential or proprietary information related to the other party’s technology or business (“Confidential Information”). For purposes hereunder, all information not in the “public domain” shall be deemed Confidential Information. Company acknowledges that Arch + Beam’s evaluation methodologies and related Trade Secrets constitute valuable proprietary assets of Arch + Beam, and Company agrees not to use such Confidential Information for its own commercial benefit or for any purpose except in accordance with the specific terms of the Engagement Letter and this Agreement. Company and Arch + Beam both agree that they will take all reasonable measures to protect the secrecy of and avoid disclosure or use of the other party’s Confidential Information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such Confidential Information. Such measures shall include the degree of care that the party utilizes to protect its own trade secrets and other proprietary and confidential information of a similar nature, which shall be no less than reasonable care. Each party agrees to notify the other party in writing of any misuse or misappropriation of any Confidential Information that may come to such party’s attention. The phrase "public domain" shall mean readily accessible to the public in a written publication, and shall not include information that is only available by a substantial searching of the published literature, nor shall it include information the substance of which must be pieced together from a number of different publications and/or sources.

4

Unless this Engagement Letter is filed with the Bankruptcy Court on the public docket, the Company and Arch + Beam further agree that the Engagement Letter and its terms and conditions are confidential, and each agrees that it shall not disclose any of the foregoing to any other person or entity except in confidence to their respective attorneys and accountants (and employees, consultants, and advisors on a strict “need to know” basis), or as may be required by applicable law or regulation.

7.   Standard of Care. Arch + Beam warrants that its Services shall be performed by personnel possessing competency consistent with applicable industry standards. No other representation, express or implied, and no warranty or guarantee is included or intended in this Agreement, or in any report, opinion, deliverable, work product, document or otherwise. Furthermore, no guarantee is made as to the efficacy or value of any Services performed. THIS SECTION SETS FORTH THE ONLY WARRANTIES PROVIDED BY ARCH + BEAM CONCERNING THE SERVICES AND RELATED WORK PRODUCT. THIS WARRANTY IS MADE EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY WARRANTIES OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, OR OTHERWISE.

Arch + Beam personnel are not CPAs, attorneys or tax specialists. Company should consult its professional advisors for accounting, tax and legal questions.

8.   Liability. Company agrees to limit Arch + Beam’s liability to Company (and any other third party) for any damage on account of any error, omission or negligence to a sum not to exceed the amount of the payment received by Arch + Beam for the particular service provided giving rise to the claim. The limitation of liability set forth herein is for any and all matters for which Arch + Beam may otherwise have liability arising out of or in connection with this Agreement, whether the claim arises in contract, tort, statute or otherwise.

Company’s exclusive remedy for any claim arising out of or relating to this Agreement will be to request in writing that Arch + Beam either (i) use commercially reasonable efforts to cure, at Arch + Beam’s expense, the matter that gave rise to the claim for which Arch + Beam is at fault; or (ii) return the Fees paid by Company for the particular service provided that gives rise to the claim, subject to the limitation contained in this Section. Company agrees that it will not allege that this remedy fails its essential purpose.

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EXCEPT AS PROVIDED HEREIN, IN NO EVENT SHALL ARCH + BEAM BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, NOR SHALL ARCH + BEAM BE LIABLE FOR ANY GENERAL, SPECIAL, INDIRECT, TORT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER DAMAGES, HOWEVER CAUSED, IN EXCESS OF THE AMOUNTS PAID BY COMPANY UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA OR CONTENT, LOSS OF PROFITS OR LOSS OF BUSINESS OR GOODWILL ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR OF ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THE ESSENTIAL PURPOSE OF THIS SECTION IS TO LIMIT THE POTENTIAL LIABILITY OF ARCH + BEAM ARISING OUT OF THIS AGREEMENT. COMPANY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE ALLOCATION OF RISK IS REFLECTED IN THE FEES PAYABLE HEREIN.

9.   Force Majeure. Arch + Beam shall not be responsible for delays or failures (including any delay by Arch + Beam to render Services) if such delay arises out of causes beyond its control. Such causes may include, but are not limited to, acts of God or of the public enemy, fires, floods, epidemics, riots, strikes, freight embargoes, earthquakes, electrical outages, computer or communications failures, and severe weather, and acts or omissions of subcontractors or third parties.

10.   Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

11.   Entire Agreement. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed in accordance with the laws of the State of California. To the extent permitted by law, each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement. This Agreement incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto and shall be binding upon and inure to the benefit of the Company, Arch + Beam, and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives.

If the foregoing correctly sets forth the understanding and agreement between Arch + Beam and the Company, please so indicate in the space provided below, whereupon this letter shall constitute a binding agreement as of the date first above written.

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Agreed to by:

Arch & Beam Global LLC

By:

Title:

Date:

Dex Liquidating Co.

By:

Title:

Date:

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Exhibit “B”

Preserved Causes of Action

●	All Causes of Action related to the Aesculap APA and/or the Aesculap Escrow Agreement.

●

All Causes of Action related to Fundamental Transaction Claims, Warrant Claims and/or Equity Holder Claims, including, but not limited to, Causes of Action for subordination under section 510 of the Bankruptcy Code.

●	Any other Causes of Action of the Debtor.

Exhibit B to Confirmation Order

Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Dex Liquidating Co. (f/k/a Dextera Surgical Inc.),[1] Debtor	) ) ) ) ) )	Chapter 11 Case No. 17-12913 (KJC) Re: Docket Nos. 421 and 521

NOTICE OF CONFIRMATION OF PLAN

PLEASE TAKE NOTICE THAT on November 8, 2018, the Bankruptcy Court entered an Order [D.I. 521] confirming the Debtor’s First Amended Chapter 11 Plan of Liquidation (the “Plan”). 2

PLEASE TAKE FURTHER NOTICE that upon the occurrence of the Effective Date, the Debtor will file and serve a Notice of Effective Date of Plan, which will, among other things, provide a deadline for all entities holding or wishing to assert Professional Fee Claims, Administrative Claims (other than Administrative Claims described in sections 503(b)(1)(B) or 503(b)(1)(C) of the Bankruptcy Code or 28 U.S.C. § 1930) or claims for damages on account of the rejection of executory contracts and unexpired leases pursuant to the Plan.

Dated:                                                                                                                              November 10, 2018         SAUL EWING ARNSTEIN & LEHR LLP

/s/ Mark Minuti

Mark Minuti (DE Bar No. 2659)

Monique B. DiSabatino (DE Bar No. 6027)

1201 North Market Street, Suite 2300

P.O. Box 1266

Wilmington, DE 19899

Telephone: (302) 421-6800

Facsimile: (302) 421-6813

-and-

Adam H. Isenberg

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102

Telephone: (215) 972-7777

Facsimile: (215) 972-7725

Counsel for Debtor and Debtor-in-Possession

[1]	The last four digits of the Debtor’s federal identification number are 7832. The Debtor’s address is 7 West 41st Avenue ‑ # 25, San Mateo, CA 94403.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.